EXHIBIT 4.1

TRUST AGREEMENT

between

FIXED INCOME CLIENT SOLUTIONS LLC

Depositor

and

THE BANK OF NEW YORK MELLON

Trustee

Dated as of October 14, 2011

TABLE OF CONTENTS

- i -

- ii -

- iii -

- iv -

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE
ACT OF 1939 AND AGREEMENT PROVISIONS*
Trust Indenture Act Section	Agreement Section
310(a)(1)	8.6(a)
(a)(2)	8.6(a)
(a)(3)	8.10
(a)(4)	8.1(d)
(a)(5)	8.6(a)
(b)	8.6(b), 8.7
(c)	Not Applicable
311(a)	6.8
(b)	6.8
312(a)	3.19, 3.20(a)
(b)	3.20(b)
(c)	3.20(c)
313(a)	3.21
(b)	3.21
(c)	3.21
(d)	3.21
314(a)	6.1(a), 6.1(b)
(b)	6.1(c), 6.1(d)
(c)(1)	6.1(f)
(c)(2)	6.1(f)
(c)(3)	6.1(f)
(d)(1)	6.1(e)
(d)(2)	6.1(e)
(d)(3)	Not Applicable
(e)	6.1(f)
315(a)	8.1(c)
(b)	8.1(f)
(c)	8.1(a)
(d)	8.1(c)
(d)(1)	8.1(c)
(d)(2)	8.1(c)
(d)(3)	8.1(c)
(e)	8.5(c)
316(a)(1)(A)	5.17
316(a)(1)(B)	5.18
316(a)(2)	Not Applicable
316(b)	5.6(f), 4.1
316(c)	5.7

*      This reconciliation and tie shall not, for any purpose, be deemed to be part of the within agreement.

- v -

Trust Indenture Act Section	Agreement Section
317(a)	3.12
317(b)	5.14
318(a)	10.12

- vi -

TRUST AGREEMENT, dated as of October 14, 2011 between FIXED INCOME CLIENT SOLUTIONS LLC, a Delaware limited liability company, as Depositor, and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee (in such capacity, the “Trustee”).

PRELIMINARY STATEMENT

The Depositor and the Trustee have duly authorized the execution and delivery of this Trust Agreement to provide for the creation of one or more separate Trusts, each of which will issue a Series (and one or more Classes within each such Series) of Trust Certificates, from time to time as provided in this Agreement.  Each such Trust will be created, and each such Series (or each Class within such Series) of Certificates will be issued only under a separate Series Supplement to this Agreement duly executed and delivered by the Depositor, the Administrative Agent, if any, specified in the applicable Series Supplement, the Securities Intermediary named in the Series Supplement and the Trustee.  All representations, covenants and agreements made herein by each of the Depositor, the Administrative Agent, if any, and the Trustee are for the benefit and security of the Certificateholders and, to the extent provided in the applicable Series Supplement, for the benefit and security of any Credit Support Provider.  The Depositor is entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

ARTICLE I

DEFINITIONS AND ASSUMPTIONS

                      Section 1.1   Definitions.    Except as otherwise specified herein or in the applicable Series Supplement or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

“Account”:  As defined in Section 3.10.

“Accounting Date”:  With respect to any Series, if applicable, as defined in the related Series Supplement.

“Accretion Amount”:  With respect to each Series, if applicable, as defined in the related Series Supplement.

“Additional Servicer”:  Any Servicing Participant engaged by the Trustee or the Administrative Agent in connection with this Agreement or the applicable Series Supplement.

“Administrative Agent”:  With respect to any Trust or Series of Certificates, the Person, if any, specified in the applicable Series Supplement for such Trust or Series (which Person shall have agreed pursuant to such Series Supplement to assume all the duties, obligations, responsibilities and liabilities of the Administrative Agent as set forth in this Agreement and such Series Supplement with respect to such Series), until a successor Person shall have become the Administrative Agent pursuant to the applicable provisions of this Agreement and such Series Supplement, and thereafter “Administrative Agent” shall mean such successor Person.  Upon its execution of a Series Supplement, any party acting as Administrative Agent for such Series will become a party to this Agreement for purposes of that Series only.

“Administrative Agent Termination Event”:  As defined in Section 7.1.

“Administrative Fee”:  With respect to each Series, if applicable, as defined in the related Series Supplement.

“Advance”:  As defined in Section 4.3.

“Adverse Grantor Trust Event”:  As defined in Section 8.16.

“Affiliate”:  With respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement”:  With respect to any Series of Certificates, this Trust Agreement and all amendments hereof and, unless the context otherwise requires, the related Series Supplement.

“Authenticating Agent”:  As defined in Section 5.15.

“Available Funds”:  Unless otherwise specified in the applicable Series Supplement, for any Distribution Date in respect of a given Series or Class, the sum of (i) all amounts actually received on or with respect to the Underlying Securities (including Liquidation Proceeds and investment income on amounts in the Accounts) with respect to such Series during the related Collection Period, (ii) all amounts received pursuant to any Credit Support Instruments with respect to such Series for such Distribution Date and (iii) all other amounts, if any, specified by the applicable Series Supplement.

“Basic Documents”:  With respect to any Series, if applicable, as defined in the related Series Supplement.

“Board of Directors”:  Either the Board of Directors of the Depositor or any executive or committee of such Board duly authorized under applicable law to act on behalf of such Board.

“Board Resolution”:  A copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivery to the Trustee.

“Business Day”:  With respect to any Series (or Class within such Series) of Certificates, as defined in the related Series Supplement.

“Calculation Agent”:  With respect to each Series, if applicable, as defined in the related Series Supplement.

“Call Premium Percentage”:  With respect to any Series (or Class within such Series), if applicable, as defined in the related Series Supplement.

“Certificate Account”:  As defined in Section 3.9.

“Certificate Owners”:  As defined in Section 5.9.

“Certificate Register” and “Certificate Registrar”:  As respectively defined in Section 5.4.

“Certificateholder”:  Any Holder of a Certificate.

“Certificates”:  Any Trust Certificates authorized by, and authenticated and delivered under, this Agreement.

“Certification Parties”:  As defined in Section 3.16(g).

“Certifying Person”:  As defined in Section 3.16(g).

“Class”:  With respect to any Series, any one of the classes of Certificates of such Series, each consisting of Certificates having identical terms.

“Closing Date”:  With respect to any Series, the day on which Certificates of such Series are first executed, authenticated and delivered, as specified in the related Series Supplement.

“Code”:  The Internal Revenue Code of 1986 and Treasury Regulations promulgated thereunder.

“Collection Period”:  With respect to any Distribution Date for a Series (or Class within such Series), the period specified in the related Series Supplement.

“Commission”:  The Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution and delivery of this Agreement such Commission is not existing and performing the duties now assigned to it, then the body then performing such duties.

“Corporate Trust Office”:  The principal corporate trust office of the Trustee located at the address set forth in the related Series Supplement or such other addresses as the Trustee may designate from time to time by notice to the Holders, the Administrative Agent, if any, and the Depositor, or the principal corporate trust office of any successor Trustee (or such other addresses as a successor Trustee may designate from time to time by notice to the Holders, the Administrative Agent, if any, and the Depositor).

“Credit Support”:  With respect to any Series (or any Class within such Series), a letter of credit, surety bond, swap agreement, put or call option or other asset intended to support or ensure the timely or ultimate distributions of amounts due in respect of all or certain of the Underlying Securities for such Series or Class, which in each case is specified as such in the related Series Supplement, if applicable.

“Credit Support Instrument”:  The instrument or document pursuant to which the Credit Support for a given Series (or any Class within such Series) is provided, as specified in the applicable Series Supplement, if applicable.

“Credit Support Provider”:  With respect to any Series (or any Class within such Series), the Person, if any, that will provide any Credit Support with respect to all or a portion of the Underlying Securities for such Series or Class as specified in the applicable Series Supplement, if any.

“Currency”:  Dollars or Foreign Currency.

“Cut-off Date”:  With respect to any Series, if applicable, the date specified as such in the related Series Supplement.  For purposes of this Agreement, any Underlying Security acquired by the Depositor after the applicable Cut-off Date but prior to the applicable Closing Date and sold to the Trust as of such Closing Date shall be deemed to have been Outstanding as of such Cut-off Date and references to the principal balance of such Underlying Security as of such Cut-off Date shall be deemed to be to the principal balance of such Underlying Security as of the date on which it was acquired by the Depositor.

“Definitive Certificates”:  As defined in Section 5.9.

“Deleted Underlying Security”:  An Underlying Security replaced or to be replaced by a Qualified Substitute Underlying Security.

“Depositary”:  With respect to the Certificates of any Series (or Class within such Series) issuable in whole or in part in the form of one or more Global Securities, the Person specified in the applicable Series Supplement and designated as Depositary by the Depositor pursuant to Section 5.1 until a successor Depositary shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Certificates of any such Series or Class shall mean the Depositary with respect to the Certificates of that Series or Class.

“Depositor”:  Fixed Income Client Solutions LLC, a Delaware limited liability company, and, if a successor Person shall have become the Depositor pursuant to any applicable provisions of this Agreement, “Depositor” shall mean such successor Person.

“Depositor Order” or “Depositor Request”:  A written order or request, respectively, signed in the name of the Depositor by any of its Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, a Vice President, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee.

“Depository Agreement”:  If applicable, the agreement pursuant to which the Depositary will agree to act as Depositary with respect to any Series (or Class within such Series) of Certificates in accordance with Section 5.9, as specified in the applicable Series Supplement.

“Discount Certificate”:  Any Certificate that is issued with “original issue discount” within the meaning of Section 1273(a) of the Code and any other Certificate designated by the Depositor as issued with original issue discount for United States federal income tax purposes, as specified in the applicable Series Supplement, if any.

“Distribution Date”:  With respect to any Series (or Class within such Series) of Certificates, each date specified as a “Distribution Date” for such Series (or Class) in the related Series Supplement.

“Dollar” or “$” or “USD”:  Such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

“Eligible Account”:  Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the long term unsecured debt obligations of which are rated by the Rating Agency the higher of (x) at least the then current long-term rating of the Underlying Securities or (y) in one of its two highest long-term rating categories (unless otherwise specified in the Series Supplement) at the time any amounts are held in deposit therein or (ii) a trust account or accounts maintained as a segregated account or as segregated accounts and held by a federal or state chartered depository institution or trust company in trust for the benefit of the Certificateholders provided, however, that such depository institution or trust company (or its parent) has a long-term rating in one of the four highest categories by the Rating Agency.

“Event of Default”:  With respect to any Series (or Class within such Series) of Certificates, as specified in the related Series Supplement.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended.

“Exchange Act Reports”:  As defined in Section 3.16(b).

“Exchange Rate Agent”:  With respect to any Series (or Class within such Series) of Certificates, if applicable, the Depositor or its agent so specified in the related Series Supplement.

“Executive Officer”:  With respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Vice President, the Secretary or the Treasurer of such corporation; with respect to any partnership, any general partner thereof; with respect to any limited liability company, the President, any Vice President, the Secretary or the Treasurer of such limited liability company.

“Extraordinary Trust Expense”:  With respect to any Series, as specified in the related Series Supplement.

“Face Amount”:  With respect to any Class of Zero Coupon Certificates, the amount specified in the related Series Supplement for such class, being the amount of distributions that the Holders of such Certificates are entitled to receive on the maturity date of such Class, as may be adjusted as specified in the related Series Supplement.

“Final Scheduled Distribution Date”:  With respect to any Series, the date on which all the unpaid principal of (and premium, if any, on) such Series is scheduled, without giving effect to any prepayment, exchange or early termination, to become due and payable as provided therein and in the applicable Series Supplement.

“Fixed Pass Through Rate”:  With respect to any Fixed Rate Certificate, as defined in the related Series Supplement, if applicable.

“Fixed Rate Certificate”:  A Certificate that provides for a payment of interest at a Fixed Pass Through Rate.

“Floating Pass Through Rate”:  With respect to any Floating Rate Certificate, as defined in the related Series Supplement, if applicable.

“Floating Rate Certificate”:  A Certificate that provides for the payment of interest at a Floating Pass Through Rate determined periodically by reference to a formula specified pursuant to Section 5.1 and the related Series Supplement, if applicable.

“Foreign Currency”:  A currency issued by the government of any country other than the United States or a composite currency the value of which is determined by reference to the values of the currencies of any group of countries.

“Global Security”:  A Certificate evidencing all or part of a Series (or Class within such Series) of Certificates, issued to the Depositary for such Series or Class in accordance with Section 5.9 and bearing the legend prescribed therein.

“Grantor Trust Provisions”:  Subpart E of Subchapter J and Section 7701 of the Code, and final Treasury Regulations, published rulings, notices and announcements, promulgated thereunder, as the foregoing may be in effect from time to time.

“Guaranteed Investment Contract”:  With respect to any Series (or Class within such Series), a guaranteed investment contract or surety bond provided for in the related Series Supplement, sold to the Trust for the benefit of the Certificateholders for such Series, providing for the investment of funds in a related Account or related Accounts and insuring a minimum or a fixed rate of return on the investment of such funds, which contract or surety bond shall be an obligation of an insurance company or other entity whose rating at the time of purchase of such guaranteed investment contract or surety bond is no lower than the rating on the Underlying Securities and shall satisfy any other requirements specified in such Series Supplement.

“Holder”:  The Person in whose name a Certificate is registered in the Certificate Register.

“Independent”:  When used with respect to any specified Person means that the Person specifies he or she (1) is in fact independent of the Depositor and the Administrative Agent, if any, and of any Affiliate of any of the foregoing Persons, (2) does not have any direct or indirect financial interest in the Depositor or the Administrative Agent, if any, or in any Affiliate of either of the foregoing Persons which is material with respect to such Person and (3) is not connected with the Depositor or the Administrative Agent, if any, as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Certificate”: means a certificate of an Independent Person, as required by the TIA.

“Issuer Payment Default”:  As defined in Section 3.12(a).

“Letter of Credit”:  With respect to any Series or Class within such Series, the letter of credit, if any, providing for the payment of all or a portion of amounts due in respect of such Series or Class, issued to the Trustee for the benefit of the Holders of such Series or Class, issued by the related Credit Support Provider, all as specified in the related Series Supplement.

“Limited Guarantor”:  With respect to the Underlying Securities relating to any Series (or Class within such Series), a Person specified in the related Series Supplement as providing a guarantee or insurance policy or other credit enhancement supporting the distributions in respect of such Series (or Class) as and to the extent specified in such Series Supplement, if applicable.

“Limited Guaranty”:  With respect to any Series or Class within such Series, any guarantee of or insurance policy or other comparable form of credit enhancement with respect to amounts required to be distributed in respect of such Series or Class or payments under all or certain of the Underlying Securities relating to such Series or Class, executed and delivered by a Limited Guarantor in favor of the Trustee, for the benefit of the Certificateholders, as specified in the related Series Supplement, if applicable.

“Liquidation Proceeds”:  The amounts received by the Administrative Agent, if any, or the Trustee in connection with (i) the liquidation of a defaulted Underlying Security or collateral, if any, related thereto or (ii) the repurchase, substitution or sale of an Underlying Security.

“Notional Amount”:  With respect to any Class of Certificates, if applicable, the initial notional amount specified in the related Series Supplement on which distributions of interest may be determined at the applicable Pass Through Rate, as the same may be adjusted as specified in such Series Supplement.

“Officer’s Certificate”:  A certificate signed by any one (or, if specified in this Agreement or any Series Supplement, more than one) Executive Officer of the Depositor or Administrative Agent, as applicable, or, in the case of the Trustee, a Responsible Officer.

“Opinion of Counsel”:  A written opinion of counsel, who may, except as otherwise expressly provided in this Agreement, be counsel for the Depositor or the

Administrative Agent, if any, acceptable to the Trustee, except that any opinion of counsel relating to the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account must state that it is an opinion of counsel who is in fact Independent of the Depositor and the Administrative Agent, if any.

“Optional Exchange Date”:  With respect to any Series (or Class with such Series), as defined, if applicable, in the related Series Supplement.

“Outstanding”:  With respect to Certificates of a specified Series (or Class within such Series), as of any date of determination, all such Certificates theretofore authenticated and delivered under this Agreement and the related Series Supplement except:

(i)       Certificates theretofore cancelled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation; and

(ii)       Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a protected purchaser in whose hands such Certificates are valid obligations of the Trust;

provided, however, that in determining whether the Holders of the required percentage of the aggregate Voting Rights of the Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates beneficially owned by the Depositor, or any Affiliate thereof, shall be disregarded and deemed not to be Outstanding, and the Voting Rights to which its Holder would otherwise be entitled shall not be taken into account in determining whether the requisite percentage of aggregate Voting Rights necessary to effect any such consent or take any such action has been obtained except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates with respect to which the Depositor has provided the Trustee an Officer’s Certificate stating that such Certificates are so owned shall be so disregarded.  Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee by certifying to such effect in an Officer’s Certificate the pledgee’s right so to act with respect to such Certificates and that the pledgee is not, to the actual knowledge of the Trustee without any duty of investigation, the Depositor, the Administrative Agent, if any, or any Affiliate of any thereof.  The principal amount, notional amount or face amount, as applicable, of a Discount Certificate that shall be deemed to be Outstanding for the determination referred to in the foregoing proviso shall be the Stated Amount or Notional Amount or Face Amount, as applicable, with respect thereto as of the date of such determination, and the principal amount, notional amount or face amount, as applicable, of a Certificate denominated in a Foreign Currency that shall be deemed to be Outstanding for purposes of the determination referred to in the foregoing provision shall be the amount calculated pursuant to Section 5.12(c).

“Participant”:  A broker, dealer, bank, other financial institution or other Person for whom from time to time a Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.

“Pass Through Rate”:  With respect to any Series (or Class within such Series) of Certificates (except certain Discount Certificates and Certificates entitled to nominal or no interest distributions) the annual rate at which interest accrues on the Certificates of such Series (or Class), which may be a fixed rate or a floating rate of interest, determined upon the basis and in the manner specified in the related Series Supplement, if applicable.

“Paying Agent”:  As defined in Section 5.14.

“Percentage Interest”:  With respect to a Certificate of any Series or Class within a Series, the portion of such Series or Class evidenced by such Certificate, expressed as a percentage, equal to the product of (x) a fraction, the numerator of which is the initial Stated Amount, Notional Amount or Face Amount, as applicable, represented by such Certificate and the denominator of which is the aggregate initial Stated Amount, Notional Amount or Face Amount, as applicable, of all the Certificates of such Series or Class and (y) 100.

“Permitted Investments”:  With respect to any Series, unless otherwise specified in the related Series Supplement, any one or more of the following obligations or securities, provided that the total return specified by the terms of each such obligation or security is at least equal to the purchase price thereof:

(i)       direct obligations of, and obligations fully guaranteed by, the United States, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Farm Credit System or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Federal Farm Credit System shall be Permitted Investments only if, at the time of investment, it has the rating specified in such Series Supplement for Permitted Investments;

(ii)       demand and time deposits in, certificates of deposit of, or banker’s acceptances issued by any depository institution or trust company (including the Trustee or any agent of the Trustee acting in their respective commercial capacities) incorporated under the laws of the United States or any State and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper and/or the short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the rating specified in such Series Supplement for Permitted Investments; provided, however, that such rating shall be no lower than the rating on the Underlying Securities at the time of purchase of the investments;

(iii)       repurchase agreements with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States, with an entity having the credit rating specified in such Series Supplement for Permitted Investments;

(iv)       securities bearing interest or sold at a discount issued by any corporation (other than an Affiliate of the Depositor) incorporated under the laws of the United States or any State that have the rating specified in such Series Supplement for Permitted Investments at the time of such investment or contractual commitment providing for such investment; provided, however, that such rating shall be no lower than the rating on the Underlying Securities;

provided further that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust for such Series to exceed 10% of the aggregate outstanding principal balances and amounts of all the Underlying Securities and Permitted Investments held as part of the Trust for such Series;

(i)       commercial paper having at the time of such investment the rating specified in the Series Supplement for Permitted Investments; and

(ii)       a Guaranteed Investment Contract if and only if specified in the related Series Supplement, provided that the Rating Agency Condition is met.

“Person”:  Any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Distribution”:  With respect to any Series (or Class within such Series) of Certificates, the place or places where the principal of (and premium, if any) and interest on the Certificates of such Series (or Class) are distributable as specified pursuant to Section 5.1.

“Predecessor Certificate”:  With respect to any particular Certificate, every previous Certificate evidencing all or a portion of the same interest as that evidenced by such particular Certificate; and, for the purpose of this definition, any Certificate authenticated and delivered under Section 5.5 in lieu of a lost, destroyed or stolen Certificate shall be deemed to evidence the same interest as the lost, destroyed or stolen Certificate.

“Proceeding”:  Any suit in equity, action at law or other judicial or administrative proceeding.

“Prospectus”:  The base prospectus required to satisfy the condition set forth in Rule 172(c) and filed with the Commission pursuant to Rule 424(b) under the Securities Act, with respect to the Registration Statement and the Certificates.

“Prospectus Supplement”:  Each prospectus supplement to the Prospectus that the Depositor files with the Commission pursuant to Rule 424(b)(5) under the Securities Act, relating to a Series of Certificates to be issued pursuant to this Agreement and the related Series Supplement.

“Purchase Price”:  With respect to any Underlying Security required to be repurchased by the Underlying Security Seller pursuant to Section 2.3 and as confirmed by an Officer’s Certificate from the Administrative Agent, if any, or the Depositor, as the case may be, to the Trustee, an amount equal to the sum of (i) the greater of (x) 100% of the principal balance thereof as of the date of such purchase or (y) if the Underlying Security was purchased at a premium above face value, the price paid therefor less payments of principal received by the Trustee, (ii) accrued and unpaid interest thereon from the immediately preceding interest allocation date, or if no interest has been paid to the Trust with respect thereto, from the Cut-off Date, in each case at a rate equal to the Fixed Pass Through Rate or the then applicable Floating Pass Through Rate, as the case may be, as specified in the applicable Series Supplement, on the principal balance of such Underlying Security as of the close of business on the Business Day immediately preceding the date of purchase or such other day as may be specified in the applicable Series Supplement on which such purchase is to occur, (iii) any unreimbursed Advances and any unpaid Administrative Fees or fees owing to the Trustee allocable to such Underlying Security, (iv) expenses reasonably incurred or to be incurred by the Administrative Agent, if any, or the Trustee in respect of the breach or defect giving rise to the purchase obligation, including any expenses arising out of the enforcement of the purchase obligation and (v) any realized losses previously incurred with respect to such Underlying Security and allocated to Certificateholders on or before the date of purchase.

“Qualified Substitute Underlying Security”:  With respect to any Series, as defined, if applicable, in the related Series Supplement.

“Rating Agency”:  With respect to any Series (or Class within such Series), as defined in the related Series Supplement.

“Rating Agency Condition”:  With respect to any action or occurrence, unless otherwise specified in the applicable Series Supplement, that each Rating Agency shall have been given 10 days (or such shorter period acceptable to each Rating Agency) prior notice thereof.

“Record Date”:  With respect to any Distribution Date for any Series (or Class within such Series) of Certificates, the date specified in the related Series Supplement.

“Registration Statement”:  The registration statement filed with the Commission on Form S-3 (No. 333-171670), as amended, for the registration of the Certificates under the Securities Act, which registration statement has become effective as of the date hereof.

“Regulation AB”:  Subpart 2009.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Relevant Servicing Criteria”:  The Servicing Criteria applicable to the various parties, as set forth on Exhibit A attached hereto and as reflected on the Relevant Servicing

Criteria delivered by such parties in connection with each Series Supplement.  With respect to a Servicing Participant engaged by the Trustee or the Administrative Agent, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria for the Trustee and the Administrative Agent.  For the avoidance of doubt, the Related Servicing Criteria for any Series for the Trustee shall be as set forth in the related Series Supplement.

“Reporting Party”:  The Trustee or the Administrative Agent, as applicable, in accordance with Sections 3.15 and 3.16 hereof.

“Reports”:  As defined in Section 6.1(a)(1).

“Required Interest”:  Unless otherwise specified in the related Series Supplement, with respect to the Outstanding Certificates of any Series or any Class thereof, the accrued and undistributed interest on the Stated Amount or Notional Amount of such Outstanding Certificates computed at the applicable Pass Through Rate.

“Required Percentage – Administrative Agent Termination”:  As defined in Section 7.1(b).

“Required Percentage – Amendment”:  Unless otherwise specified in the related Series Supplement, 66⅔% of the aggregate Voting Rights of Certificates of such Series (or of a designated Class or group of Classes within such Series) (either voting as separate Classes or as a single Class) applicable to such matter, all as specified in the applicable Series Supplement.

“Required Percentage – Direction of Trustee”:  Unless otherwise specified in the related Series Supplement, greater than 50% of the aggregate Voting Rights of Certificates of such Series.

“Required Percentage – Removal of Trustee”:  Unless otherwise specified in the related Series Supplement, greater than 50% of the aggregate Voting Rights of Certificates of such Series.

“Required Premium”:  If applicable, unless otherwise specified in the related Series Supplement, with respect to the Certificates of any Series or any Class thereof, an amount equal to the product, as determined on any Distribution Date with respect to such Series or Class, of (i) the Required Principal for such Series or Class and (ii) the Call Premium Percentage for such Series or Class.

“Required Principal”:  As determined for any Distribution Date for a given Series (or Class within such Series), unless otherwise specified in the related Series Supplement, the amounts on deposit in the Certificate Account allocable to principal payments on the Underlying Securities (including from Credit Support, if any, and Advances, if any, but excluding amounts in respect of principal payments to the extent that Advances with respect thereto were distributed as Required Principal on a prior Distribution Date) and required to be distributed in respect of Certificates of such Series (or Class) in accordance with the terms of such Certificates and such related Series Supplement.

“Required Rating”:  With respect to any Series (or Class within such Series), the rating category (or categories) specified in the Series Supplement that, as a condition to the issuance of such Series or Class, is (or are) the lowest category (or categories) in which the Certificates of such Series or Class may be categorized by the Rating Agency.

“Requisite Reserve Amount”:  As of any date with respect to any Series (or Class within such Series) of Certificates, the amount, if any, required to be maintained in the Reserve Account, if any, for such Series or Class as specified in or determined pursuant to the related Series Supplement.

“Reserve Account”:  An Eligible Account, if any, created and maintained pursuant to Section 3.11.

“Responsible Officer”:  With respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Retained Interest”:  If applicable, with respect to any Underlying Security, an ownership interest in and a right to a portion of the payments thereon by the obligor thereof, as specified in the Underlying Securities Schedule to the related Series Supplement, held by the Person so specified in such Underlying Securities Schedule.

“Sarbanes-Oxley Act”:  The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Securities Act”:  The Securities Act of 1933, as amended.

“Series”:  A separate series of Certificates issued pursuant to this Agreement and a related Series Supplement, which series may be divided into two or more Classes, as provided in such Series Supplement.

“Series Supplement”:  An agreement supplemental to this Agreement that authorizes the creation of a separate trust and the issuance of a particular Series (and each Class within such Series) of Certificates.

“Servicing Criteria”:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB.

“Servicing Participant”:  Any Servicing Participant or any other Person, other than the Trustee and Administrative Agent, that is performing activities addressed by the Servicing Criteria, unless such Person’s activities relate only to 5% or less of the Trust assets.

“Specified Currency”:  As defined in the related Series Supplement.

“State”:  Any one of the 50 states of the United States or the District of Columbia.

“Stated Amount”:  With respect to an Outstanding Certificate, as determined at any time, the maximum amount that the Holder thereof is entitled to receive as distributions allocable to principal payments on the Underlying Securities.  The Stated Amount, if any, of any Class within a given Series (other than those Classes, if any, specified in the related Series Supplement), as of any date of determination, shall be equal to the aggregate initial Stated Amount thereof less the sum of (i) all amounts allocable to prior distributions made to such Class in respect of principal of the Underlying Securities and (ii) any reductions attributable to Certificates surrendered in exchange for Underlying Securities, as and to the extent provided in the applicable Series Supplement.

“Sub-Administration Account”:  As defined in Section 3.8.

“Sub-Administration Agreement”:  The written contract, if any, between the Administrative Agent, if any, specified in the applicable Series Supplement, and a Sub-Administrative Agent and any successor Administrative Agent or Sub-Administrative Agent relating to the administration of an Underlying Security or certain Underlying Securities as provided in Section 3.2.

“Sub-Administrative Agent”:  Any Person with which the Administrative Agent, if any, specified in the applicable Series Supplement, has entered into a Sub-Administration Agreement and which meets the qualifications of a Sub-Administrative Agent pursuant to Section 3.2.

“Surety Bond”:  If so specified in the Series Supplement, with respect to any Series (or Class within such Series) of Certificates, the surety bond providing for the distribution under certain circumstances specified in such Series Supplement of amounts to the Certificateholders of such Series (or Class), which surety bond will be issued to the Trustee for the benefit of such Certificateholders by the related Credit Support Provider, all as specified in such Series Supplement.

“TIA”:  The Trust Indenture Act of 1939, as amended.

“Trust”:  With respect to any Series, the separate trust created hereby and by the related Series Supplement and to be administered hereunder and thereunder, the assets of which consist of those Underlying Securities and the Credit Support, if applicable, and all sums distributed in respect thereof that are specified as being assets of the Trust for such Series in the related Series Supplement, all for the benefit of the Certificateholders of such Series as of any particular time.

“Trust Termination Event”:  With respect to any Series, as specified in the related Series Supplement.

“Trustee”:  With respect to any Series, the Person so specified in the applicable Series Supplement (which Person shall have agreed pursuant to such Series Supplement to assume all the duties, obligations, responsibilities and liabilities of the Trustee as set forth in this Agreement and such Series Supplement with respect to the related Series of Certificates) for such

Series or any co-trustee appointed pursuant to Section 8.10, until a successor Person shall have become the Trustee pursuant to the applicable provisions of this Agreement and the applicable Series Supplement, and thereafter “Trustee” shall mean such successor Person.

“Underlying Securities”:  With respect to any Series, the asset or assets sold to the Trust for such Series or acquired (or, in the case of an agreement, entered into) by the Trust for the benefit of the Holders of such Series and, if and to the extent provided in the applicable Series Supplement, for the benefit of any Credit Support Provider, all as identified in the Underlying Securities Schedule to the related Series Supplement.  The Underlying Securities for any such Series or the related Trust shall not constitute Underlying Securities for any other Series or any other Trust.

“Underlying Securities Issuer”:  As defined in the related Series Supplement.

“Underlying Securities Schedule”:  With respect to any Series, a listing of the Underlying Securities for such Series as of the Closing Date, including, with respect to each Underlying Security, the obligor and the principal balance thereof, which shall be attached to such Series Supplement as Schedule A.

“Underlying Security Seller”:  With respect to any Underlying Security purchased pursuant to an Underlying Security Purchase Agreement, each entity specified as such in the applicable Series Supplement or its successor in interest.

“Underlying Security Purchase Agreement”:  With respect to certain Series of Certificates, as designated in the applicable Series Supplement, the purchase agreement providing for the purchase by the Depositor of one or more Underlying Securities for such Series, substantially in the form acceptable to the Depositor, provided, that if required by the applicable Series Supplement, such agreement shall provide for the repurchase of such Underlying Securities on the terms set forth in Section 2.3.

“Uniform Commercial Code”:  The Uniform Commercial Code as in effect in the relevant jurisdiction.

“United States”:  The United States of America (including the States), its territories, its possessions and other areas subject to its jurisdiction.

“Voting Rights”:  With respect to any Series (or Class within such Series) of Certificates, the portion of the aggregate voting rights of the Certificates of such Series or Class which shall be allocated to any Certificate as specified in the applicable Series Supplement.

“WHFIT Regulations”: United States Treasury Regulations Section 1.671-5, as amended.

“Zero Coupon Certificate”:  A Certificate that has no principal balance, does not pay current interest and provides for the accrual amounts to be distributed in a single payment at maturity, as specified the related Series Supplement.

Voting and consensual rights available to or in favor of Holders of Certificates may be exercised only by a United States person (as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) that is a beneficial owner of a Certificate or by a United States person acting as irrevocable agent with discretionary powers for the beneficial owner of a Certificate that is not a United States person.  Certificateholders that are not United States persons must irrevocably appoint a United States person with discretionary powers to act as their agent with respect to such voting and consensual rights.

                     Section 1.2   Rules of Construction.  Unless the context otherwise requires:

(a)    a term has the meaning assigned to it;

(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect in the United States from time to time;

(c)    “or” is not exclusive;

(d)    the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(e)    “including” means including without limitation;

(f)    words in the singular include the plural and words in the plural include the singular;

(g)     any reference herein to a “beneficial interest” in a security also shall mean, unless the context otherwise requires, a security entitlement with respect to such security, and any reference herein to a “beneficial owner” or “beneficial holder” of a security also shall mean, unless the context otherwise requires, the holder of a security entitlement with respect to such security; and

(h)   any reference herein to money or other property that is to be deposited in or is on deposit in a securities account shall also mean that such money or other property is to be credited to, or is credited to, such securities account.

ARTICLE II

DECLARATION OF TRUSTS; ISSUANCE OF CERTIFICATES

                     Section 2.1   Creation and Declaration of Trusts; Sale of Underlying Securities.

(a)    The Depositor, concurrently with the execution and delivery hereof, does hereby agree to (i) sell, assign, convey and set-over to the Trust, on behalf and for the benefit of the Certificateholders of each given Series of Certificates and without recourse, all the right, title and interest of the Depositor in, to and under the Underlying Securities designated to each such Series (except for the Underlying Securities designated to such Series that are not sold by the

Depositor, as specified in the Underlying Securities Schedule to the applicable Series Supplement), in each case as identified on the applicable Underlying Securities Schedule, and all other assets included or to be included in the respective Trust for the benefit of the Certificateholders of each such Series or (ii) deliver to the Trustee for deposit in the Certificate Account an amount, in immediately available funds in a form acceptable to the Trustee, sufficient to acquire the Underlying Securities attributable to such Series, in each case as identified on the Underlying Security Schedule to the applicable Series Supplement, and all other assets to be included in the respective Trust for the benefit of the Certificateholders of each such Series.  Each such sale by or at the direction of the Depositor will include all interest, premium (if any) and principal received by or on behalf of the Depositor of, on or with respect to any such Underlying Securities due after the applicable Cut-off Date, and, unless otherwise specified in the Series Supplement, will exclude (i) all interest, premium (if any) and principal of, on or with respect to any such Underlying Securities due on or before the applicable Cut-off Date and (ii) any Retained Interest in any such Underlying Security.

(b)    In connection with each sale referred to in the preceding paragraph, the Depositor shall, not later than the applicable Closing Date, (i) deposit the Underlying Securities for a given Series (except for the Underlying Securities designated to such Series that are to be acquired from a Person other than the Depositor, as specified on the Underlying Securities Schedule to the applicable Series Supplement) with the Trustee by physical delivery of such Underlying Securities, duly endorsed, to the Trustee or by causing such Underlying Securities to be registered by book entry in the name of the Trustee and (ii) with respect to each such Underlying Security, deliver or cause to be delivered to the Trustee all documents necessary to transfer ownership of each such Underlying Security to the Trustee.

(c)    Unless otherwise specified in the applicable Series Supplement, the sale of such Underlying Securities by the Depositor for a given Series accomplished hereby and by such Series Supplement is absolute and is intended by the parties hereto as a sale and not a loan.  The Depositor represents and covenants that the Underlying Securities as of the respective Closing Dates will be free and clear of any right, charge, security interest or lien or claim in favor of the Depositor and, with respect to any sale by the Depositor of Underlying Securities, that the Depositor will as of such respective Closing Date have the right to sell the applicable Underlying Securities to the Trust.

                     Section 2.2   Acceptance by Trustee.  (a)  With respect to each Series, the Trustee will acknowledge receipt by it, or by a custodian on its behalf, of the related Underlying Securities and the related documents referred to in Section 2.1, now existing or hereafter acquired, and declares that it will hold such Underlying Securities and documents and all other documents delivered to it pursuant to this Agreement, and that it will hold all such assets and such other assets (including Underlying Securities acquired from a Person other than the Depositor) that are assets of the Trust for a given Series of Certificates, in trust for the exclusive use and benefit of all present and future Certificateholders of such Series and for the purposes and subject to the terms and conditions set forth in this Agreement.

(b)    Upon the discovery by the Depositor, the Administrative Agent, if any, or the Trustee of a breach of any of the representations and warranties made by any Underlying Security Seller in the related Underlying Security Purchase Agreement, if any, in respect of any

Underlying Security that materially and adversely affects the interests of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties hereto (but in any event within 10 Business Days).

                      Section 2.3   Repurchase or Substitution of Certain Underlying Securities by the Underlying Security Seller.  (a)  If and to the extent provided for in a Series Supplement relating to a given Series of Certificates, upon discovery or receipt of notice pursuant to Section 2.2 that any document received in connection with the sale of the Underlying Securities pursuant to Section 2.1 is missing or defective, the Trustee shall promptly notify the Depositor, the Administrative Agent, if any, and the Rating Agency that such document is defective or missing and, unless the Depositor provides to the Trustee an Officer’s Certificate stating such missing or defective document will not have a materially adverse effect on the related Trust, the Administrative Agent, if any, or the Trustee shall promptly so notify the Depositor and the Underlying Security Seller and use its best efforts to require that the Underlying Security Seller deliver such missing document or cure such defect within 60 days from the date on which such Underlying Security Seller was first notified of such missing document or defect, and if such Underlying Security Seller does not deliver such missing document or cure such defect in all material respects during such period, the Administrative Agent, if any, or the Trustee shall use its best efforts to enforce the Underlying Security Seller’s obligation, if any, under the related Underlying Security Purchase Agreement to repurchase such Underlying Security from the Trustee at the applicable Purchase Price within 90 days after the date on which the Underlying Security Seller was first notified of such missing document or defect.  The Purchase Price for the repurchased Underlying Security shall be delivered to the Administrative Agent, if any, or to the Trustee directly for deposit in the Certificate Account and the Trustee, upon receipt either of certification by the Administrative Agent, if any, of such deposit or of such deposit directly, shall release to the Underlying Security Seller the related documents in its possession and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Underlying Security Seller any Underlying Security released pursuant hereto, and the Trustee shall have no further obligations with regard to such documents.  The foregoing notwithstanding, if and to the extent the Series Supplement provides, the Underlying Security Seller may, as an alternative to repurchasing any such Underlying Security as provided above, if and to the extent so provided in the Underlying Security Purchase Agreement, cause such Underlying Security to be removed from the Trust (in which case it shall become a Deleted Underlying Security) by agreeing to substitute one or more Qualified Substitute Underlying Securities in the manner and subject to the limitations set forth in Section 2.3(b) and the related Series Supplement.  It is understood and agreed that the obligation of the Underlying Security Seller to repurchase or substitute for any Underlying Security as to which a constituent document is missing or a defect in a constituent document exists shall, if such defect is not cured or such missing document is not provided, constitute (unless otherwise specified in the applicable Series Supplement) the sole remedy respecting such omission or defect available to the Certificateholders or the Trustee on behalf of the Certificateholders.  It is further understood and agreed that, unless otherwise provided in the related Series Supplement, in no event shall either the Depositor or the Administrative Agent, if any, be obligated to repurchase or substitute for such an Underlying Security, regardless of whether the Underlying Security Seller defaults on its obligation to repurchase or substitute for such an Underlying Security.

(b)    If and to the extent provided for in a Series Supplement relating to a given Series of Certificates, with respect to any Deleted Underlying Security for which the Depositor or the Underlying Security Seller substitutes a Qualified Substitute Underlying Security, such substitution shall be effected by the Depositor or Underlying Security Seller delivering to the Trustee or a custodian on its behalf such Qualified Substitute Underlying Security and such documents and agreements, with all necessary endorsements thereon, as would be required under the terms of Section 2.1, together with an Officer’s Certificate of the Depositor or relevant Underlying Security Seller certifying that each such Qualified Substitute Underlying Security satisfies the definition thereof and the requirements under this Section.  The Trustee or such custodian shall acknowledge receipt of such Qualified Substitute Underlying Security or and, within five Business Days thereafter, review such documents in the manner specified in Section 2.2.  The Depositor shall give or cause to be given written notice to the Certificateholders of such Series and the Rating Agency that such substitution has taken place and shall amend the Underlying Security Schedule to reflect the removal of such Deleted Underlying Security from the terms of this Agreement and the substitution of the Qualified Substitute Underlying Security .  Upon such substitution, such Qualified Substitute Underlying Security shall be subject to the terms of this Agreement in all respects, including those related to the representations and warranties included in the Underlying Security Purchase Agreement as of the date of substitution.  The terms upon which such substitution may be effected shall be specified in the applicable Series Supplement.

(c)    Unless otherwise provided in the Series Supplement, no substitution of Underlying Securities allowed by the Series Supplement shall be effected unless the Trustee obtains, at the expense of the Certificateholders, an Opinion of Counsel to the effect that the substitution will not cause the Trust to be taxable as a corporation for federal income tax purposes.

                     Section 2.4   Representations and Warranties of the Depositor and Representations, Warranties and Covenants of the Administrative Agent.  (a)  The Depositor hereby represents and warrants to the Trustee that as of the Closing Date or as of such other date specifically provided herein or in the applicable Series Supplement:

(i)    the Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware;

(ii)    with respect to the applicable Series Supplement, to the Depositor’s knowledge, the information set forth in the Underlying Security Schedule with respect to such Underlying Security is true and correct in all material respects at the date or dates respecting which such information is furnished;

(iii)    the execution and delivery of this Agreement by the Depositor and its performance of and compliance with the terms of this Agreement will not violate the Depositor’s certificate of formation or limited liability company agreement or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Depositor is a party or which may be applicable to the Depositor or any of its assets;

(iv)     the Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.  This Agreement, upon its execution and delivery by the Depositor and assuming due authorization, execution and delivery by the Trustee, will constitute a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a proceeding in equity or at law);

  (v)    the Depositor is not in violation, and the execution and delivery of this Agreement by the Depositor and its performance and compliance with the terms of this Agreement will not constitute a violation, of any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Depositor or its properties, which violation would reasonably be expected to have a material and adverse effect on the condition (financial or otherwise) or operations of the Depositor or its properties or on the performance of its duties hereunder; and

(b)    The Depositor shall make any additional representations and warranties, if any, that may be specified in the applicable Series Supplement.

It is understood and agreed that the representations and warranties of the Depositor set forth in Sections 2.4(a) and this Section 2.4(b) shall survive delivery of the respective documents to the Trustee and shall inure to the benefit of the Trustee on behalf of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment.  Upon discovery by any of the Depositor, the Administrative Agent, if any, or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders, the party discovering such breach shall give prompt written notice thereof to the other parties.

(c)    The Administrative Agent, if any, shall make such representations, warranties, if any, and covenants that may be specified in the applicable Series Supplement.  Upon discovery by any of the Depositor, the Administrative Agent, if any, or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the interests of the Certificateholders, the party discovering such breach shall give prompt written notice thereof to the other parties.

                     Section 2.5   Breach of Representation, Warranty or Covenant.  (a)  Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of a breach of any representation or warranty of the Depositor set forth in Section 2.4(a) that materially and adversely affects the interests of the Certificateholders of a given Series of Certificates, the Depositor shall cure such breach in all material respects.

(b)    With respect to an Administrative Agent appointed pursuant to the applicable Series Supplement, within 30 days of the earlier of discovery by such Administrative Agent or receipt of notice by such Administrative Agent of a breach of any representation, warranty or covenant of such Administrative Agent set forth in the applicable Series Supplement that materially and adversely affects the interests of the Certificateholders, such Administrative Agent shall cure such breach in all material respects.

                     Section 2.6   Agreement to Authenticate and Deliver Certificates.  With respect to each Series of Certificates and the related Trust, the Trustee hereby agrees and acknowledges that it will, concurrently with the sale to and receipt by it of the related Underlying Securities and delivery to it by the Depositor of Certificates of such Series, cause to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Underlying Securities and such other assets constituting the Trust for a given Series or other adequate consideration as specified in the applicable Series Supplement, Certificates duly executed and authenticated by or on behalf of the Trustee in authorized denominations evidencing ownership of the entire Trust for such Series, all in accordance with the terms and subject to the conditions of Sections 5.2 and 5.13.

                     Section 2.7   Statement of Intent.  It is the intention of the parties hereto that, for purposes of federal income taxes, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income, the Trust shall be treated as a grantor trust, but failing that, as a partnership and in no event, as a corporation or publicly traded partnership taxable as a corporation.  The terms of this Agreement shall be interpreted to further this intention of the parties.  The parties hereto agree that, unless otherwise required by appropriate tax authorities, the Trustee shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with such intended characterization.  Each Certificateholder and each beneficial owner of a Certificate by acceptance of its Certificate (or its beneficial interest therein) agrees, unless otherwise required by appropriate tax authorities, to file its own tax returns and reports in a manner consistent with such characterization.

The parties agree that the Trustee may engage a firm of outside certified public accountants to prepare and submit any returns, reports, forms or other filings with the appropriate tax authorities as provided for in this Agreement, which firm of certified public accountants shall be acceptable to the Depositor.  The Depositor shall pay all reasonable fees and expenses of such accountants in connection with this Agreement.

All provisions of this Agreement shall be construed and the affairs of the Trust shall be conducted to achieve the aforementioned treatment for U.S. federal income tax purposes.

ARTICLE III

ADMINISTRATION OF EACH TRUST

                     Section 3.1   Administration of each Trust.  (a)  The Trustee (and, to the extent required in the applicable Series Supplement, any Administrative Agent) shall administer the Trust for the sole benefit of the Certificateholders of the related Series.  In engaging in such activities, the Trustee (or the Administrative Agent, if applicable) shall, subject to the provisions of Article VI hereof, follow or cause to be followed collection procedures in accordance with the terms of this Agreement and the applicable Series Supplement, the respective Underlying Securities and any applicable Credit Support Instruments.  With respect to each Trust, and subject only to the above-described standards and the terms of this Agreement, the related Series Supplement and the respective Underlying Securities and applicable Credit Support Instruments, if any, the Trustee (or the Administrative Agent, if applicable) shall have full power and authority, acting alone or through Sub-Administrative Agents as provided in Section 3.2, to do or cause to be done any and all things in connection with such administration which it deems necessary to comply with the terms of this Agreement and the applicable Series Supplement.

(b)   Without limiting the generality of the terms of paragraph (a) of this Section 3.1, with respect to any Series of Certificates, the Administrative Agent, if any, specified in the applicable Series Supplement shall be hereby authorized and empowered by the Depositor, when such Administrative Agent believes it appropriate in its reasonable judgment and when otherwise required by a Series Supplement, in its own name or in the name of a Sub- Administrative Agent, (i) to instruct the Trustee to make distributions or payments from the Certificate Account or any other Account for such Series, as set forth herein or in the related Series Supplement, and (ii) to the extent specified in the related Series Supplement, to execute and deliver, on behalf of the Certificateholders of such Series and the Trustee or any of them, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to any of the Underlying Securities relating to such Series.

(c)   The duties of the Trustee and the Administrative Agent, if any, shall be performed in accordance with applicable local, state and federal law, and the Depositor (or, if specified in the applicable Series Supplement, the Administrative Agent) shall make any and all filings, reports, notices or applications with, and seek any comments and authorizations from, the Commission and any State securities authority on behalf of the Trust for each Series.  If the applicable Series Supplement appoints an Administrative Agent, the Trustee, in its capacity as Trustee, shall execute, at the direction of such Administrative Agent, any powers of attorney and other documents necessary or appropriate to enable the Administrative Agent to carry out any of its administrative duties hereunder; provided, however, that the Trustee, in its capacity as Trustee, shall not be accountable for the actions of the Administrative Agent or any Sub- Administrative Agents under such powers of attorney.

Section 3.2   Sub-Administration Agreements Between Administrative Agent or Trustee and Sub-Administrative Agents.  (a) Unless otherwise provided in a Series Supplement, an Administrative Agent specified in the applicable Series Supplement and the Trustee may enter into Sub-Administration Agreements with one or more Sub-Administrative Agents in order to delegate their administrative obligations with respect to a related Series under this Agreement to such Sub-Administrative Agents; provided, however, that (i) such delegation shall not release such Administrative Agent from the duties, obligations, responsibilities or liabilities arising under this Agreement; (ii) the Rating Agency Condition shall have been satisfied with respect to the entering into of any such agreement and (iii) such agreements are consistent with the terms of this Agreement and, with respect to Certificates of any Series, the related Series Supplement.  With respect to any Series (or Class within such Series) of Certificates, each Sub-Administration Agreement shall impose on the Sub- Administrative Agent requirements conforming to the provisions set forth in Section 3.1 and provide for administration of the related Trust and all or certain specified Underlying Securities for such Series consistent with the terms of this Agreement.  Additional requirements relating to the scope and contents of any Sub-

Administration Agreement may be provided in the applicable Series Supplement.  Such Administrative Agent shall deliver to the Trustee and the Depositor copies of all Sub-Administration Agreements which it enters into, and any amendments or modifications thereof, promptly upon the Administrative Agent’s execution and delivery of any such instruments.

(b)   As part of its duties hereunder, an Administrative Agent specified in the applicable Series Supplement shall enforce the obligations of each Sub-Administrative Agent under any related Sub-Administration Agreement which it enters into and of the Underlying Security Seller, if any, under any Underlying Security Purchase Agreement, for the benefit of the Trustee and the Certificateholders of a given Series.  Such enforcement, including the legal prosecution of claims, the termination of Sub-Administration Agreements or Underlying Security Purchase Agreements, as appropriate, and the institution of Proceedings and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Administrative Agent, in its good faith business judgment, deems necessary or advisable, subject in all cases to the provisions of Article VI hereof.

Section 3.3   Successor Sub-Administrative Agents.  An Administrative Agent specified in the applicable Series Supplement and the Trustee shall each be entitled to terminate any Sub-Administration Agreement which it enters into and the rights and obligations of any Sub-Administrative Agent under any Sub-Administration Agreement in accordance with the terms and conditions of any such Sub-Administration Agreement.  In the event of a termination of any Sub-Administration Agreement, the Administrative Agent or the Trustee, as applicable, shall simultaneously reassume direct responsibility for all obligations delegated in such Sub- Administration Agreement without any act or deed on the part of the applicable Sub- Administrative Agent, the Trustee or the Administrative Agent, and the Administrative Agent or the Trustee, as applicable, either shall administer directly the related Underlying Securities or shall enter into a Sub-Administration Agreement with a successor Sub-Administrative Agent which so qualifies under Section 3.2.

Section 3.4   Liability of the Administrative Agent.  Notwithstanding any Sub- Administration Agreement or any of the provisions of this Agreement relating to agreements or arrangements between an Administrative Agent, if any, or the Trustee and a Sub-Administrative Agent or references to actions taken through a Sub-Administrative Agent or otherwise, the Administrative Agent, if any, is specified in the applicable Series Supplement, shall remain obligated and primarily liable to the Trustee and the Certificateholders for the administering of the Trust and the Underlying Securities for each related Series of Certificates to the extent provided herein and in the related Series Supplement in accordance with the provisions of Section 3.1 without diminution of such obligation or liability by virtue of any such Sub-Administration Agreements or arrangements or by virtue of indemnification from the Sub-Administrative Agent and to the same extent and under the same terms and conditions as if the Administrative Agent alone were administering the Underlying Securities, and the Administrative Agent shall not thereby be released from any duties or responsibilities set forth in this Agreement or the related Series Supplement.  The Administrative Agent and the Trustee shall be entitled to enter into any agreement with a Sub-Administrative Agent for indemnification of the Administrative Agent or the Trustee by such Sub-Administrative Agent for any liability or obligation sustained by the Administrative Agent or the Trustee in connection with any act or failure to act by the Sub- Administrative Agent, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.5   No Contractual Relationship Between Certain Sub-Administrative Agents and Trustee or Certificateholders.  Any Sub-Administration Agreement between an Administrative Agent specified in the applicable Series Supplement and a Sub-Administrative Agent that may be entered into and any transactions or services relating to the Underlying Securities pursuant to such an agreement shall be deemed to be between the Sub-Administrative Agent and the Administrative Agent alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Administrative Agent except as set forth in Section 3.6.  Except as set forth in Section 3.6, the Administrative Agent shall be solely liable for all fees owed by it to any Sub- Administrative Agent, irrespective of whether the Administrative Agent’s compensation pursuant to this Agreement is sufficient to pay such fees; provided, however, that if so provided in the applicable Series Supplement, a Sub-Administrative Agent shall be entitled to a Retained Interest in certain Underlying Securities as and to the extent specified in the Underlying Securities Schedule to such Series Supplement.  Each such Sub-Administrative Agent shall be reimbursed by the Administrative Agent for expenditures made by such Sub-Administrative Agent to the same extent the Administrative Agent would be reimbursed for such expenditures pursuant to the terms of this Agreement.

Section 3.6   Assumption or Termination of Sub-Administration Agreements by Trustee.  In the event an Administrative Agent specified in the applicable Series Supplement shall for any reason no longer be acting in such capacity with respect to any Series, a successor Administrative Agent selected in the manner provided in the related Series Supplement shall thereupon assume all the rights and obligations of the Administrative Agent under each Sub- Administration Agreement that the Administrative Agent may have entered into with respect to any Underlying Security related to such Series, provided that, if and to the extent provided in a Series Supplement, the Depositor may elect to terminate any such Sub-Administration Agreement in accordance with its terms.  Except as otherwise provided in such a Series Supplement, any successor Administrative Agent shall be deemed to have assumed all the Administrative Agent’s interest therein and to have replaced the Administrative Agent as a party to each Sub-Administration Agreement to the same extent as if each Sub-Administration Agreement had been assigned to the assuming party; provided, however, that the Administrative Agent shall not thereby be relieved of any liability or obligations under any Sub-Administration Agreement and provided further, that the Trustee shall in no event be obligated to make any Advances.  The Administrative Agent at its expense shall, upon request of the Trustee, deliver to such assuming party all documents and records relating to each Sub-Administration Agreement and the Underlying Securities then being administered by it and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Administration Agreements to the assuming party.

Section 3.7   Collection of Certain Underlying Security Payments.  With respect to any Series or Class of Certificates, the Trustee (or the Administrative Agent if specified in the related Series Supplement) shall make reasonable efforts to collect all payments required to be made pursuant to the terms of the Underlying Securities or any related Credit Support

Instruments in a manner consistent with the terms of this Agreement, the related Series Supplement, such Underlying Securities and any related Credit Support Instruments.

Section 3.8   Collections by Sub-Administrative Agent.  Unless otherwise provided in the applicable Series Supplement, in the event a Sub-Administrative Agent is administering one or more Underlying Securities pursuant to a Sub-Administration Agreement, the Sub-Administrative Agent shall be required to immediately direct the Trustee to deposit into an Eligible Account established by such Sub-Administrative Agent (a “Sub-Administration Account”) any amounts collected with respect thereto, and not later than the Business Day after receipt thereof, all such amounts shall be deposited into the related Certificate Account.

Section 3.9   Certificate Account.  (a)  For each Series of Certificates, the Trustee shall establish and maintain one or more Eligible Accounts (collectively, the “Certificate Account”), held in trust for the benefit of the Certificateholders of such Series.  The Trustee on behalf of such Certificateholders shall possess all right, title and interest in all funds on deposit from time to time in each Certificate Account and in all proceeds thereof.  With respect to each Series of Certificates, the Certificate Account shall be under the sole dominion and control of the Trustee for the benefit of the related Certificateholders.  With respect to each Series of Certificates, the Trustee shall deposit or cause to be deposited in the Certificate Account no later than the Business Day after receipt thereof all amounts collected with respect to the Underlying Securities, any Credit Support and all Liquidation Proceeds related to such Series including:

(i)      all payments on account of principal of such Underlying Securities;

(ii)        all payments on account of interest on such Underlying Securities;

(iii)    all payments on account of premium (if any) on such Underlying Securities;

(iv)    any payments in respect of any such Credit Support;

(v)        any Advances made pursuant to Section 4.3; and

(vi)       any interest or investment income earned on funds deposited in the related Accounts.

Unless otherwise specified in the applicable Series Supplement, it is understood and agreed that payments in the nature of prepayment or redemption penalties, late payment charges or assumption fees which may be received by the Trustee or any Administrative Agent shall be deposited by the Trustee or the Administrative Agent, as applicable, in the Certificate Account and shall not be retained by the Trustee or the Administrative Agent for its own account.

If, at any time, the Certificate Account for any Series ceases to be an Eligible Account, the Trustee shall within 10 Business Days establish a new Certificate Account meeting the conditions specified above and transfer any cash and any investments on deposit in the Certificate Account to such new Certificate Account, and from the date such new Certificate Account is established, it shall be the Certificate Account for such Series.

(b)   The Trustee shall give notice to the Administrative Agent, if any, the Depositor and the Rating Agency of the location of each Eligible Account constituting the Certificate Account and prior to any change thereof.

(c)   Except as and to the extent otherwise provided in a Series Supplement, the Trustee shall determine, the appropriate application of Available Funds with respect to any Distribution Date for which application is to be made on any such Distribution Date in accordance with the terms of Section 4.1 and the related Series Supplement.

Section 3.10   Investment of Funds in the Accounts.  The Depositor (or, if so specified in the applicable Series Supplement, the Administrative Agent), on behalf of the Trust, may direct the Trustee to direct any depository institution maintaining the Certificate Account or the Reserve Account, if any, for the applicable Series and any other segregated Eligible Account the contents of which are held for the benefit of Certificateholders of such Series (each, an “Account”) to invest the funds therein in one or more Permitted Investments bearing interest or sold at a discount, which shall be held to maturity unless payable on demand and which funds shall not be reinvested upon the maturity or demand for payment of such Permitted Investment.  If the Depositor (or the Administrative Agent, if applicable) does not provide any investment directions to the Trustee, funds held in any Account will be invested in the Permitted Investments specified in the most recent standing investment order received from the Depositor.  Investments of such funds shall be invested in Permitted Investments that will mature so that such funds will be available for distribution on the Distribution Date on which such amounts are to be applied as distributions to Certificateholders.  In the event amounts on deposit in an Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

(x)     consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y)     demand same day payment of all amounts due thereunder upon a determination by the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in any Account.

It is the intent of the Trustee, any Administrative Agent, and the Depositor that each Account shall be a securities account of the Trustee and not an account of the Depositor or the Administrative Agent.  Each Permitted Investment that constitutes investment property shall be held by the Trustee through a securities intermediary, which securities intermediary shall agree with the Trustee that (A) such investment property at all times shall be credited to a securities account of the Trustee, (B) all property credited to such securities account shall be treated as a financial asset, (C) such securities intermediary shall treat the Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (D) such securities intermediary shall comply with entitlement orders originated by the Trustee without the further consent of any other person or entity, (E) such securities intermediary shall not agree with any person or entity other than the Trustee to comply with entitlement orders originated by any person or entity other than the Trustee, (F) such securities account and all property credited thereto shall not be subject to any lien, security interest, claim, right of set-off, or encumbrance in favor of such securities intermediary or anyone claiming through such securities intermediary (other than the Trustee), (G) such agreement between such securities intermediary and the Trustee shall be governed by the laws of the State of New York, and (H) the State of New York shall be the “securities intermediary’s jurisdiction” of such securities intermediary for purposes of the New York Uniform Commercial Code.  Each Permitted Investment that does not constitute investment property shall be held by the Trustee in the State of New York.  Each term used in the preceding two sentences and defined in the New York Uniform Commercial Code shall have the meaning set forth in the New York Uniform Commercial Code.

Section 3.11   Maintenance of Credit Support.  On the applicable Closing Date, the Trustee or, if so specified in the applicable Series Supplement, the Depositor or the Administrative Agent, shall, to the extent specified in the applicable Series Supplement, establish and maintain, or enter into, as applicable, in the name of the Trustee, either as a part of the related Trust or outside it, for the benefit of the Certificateholders of the related Series, the Credit Support specified in the applicable Series Supplement.  To the extent specified in the applicable Series Supplement, the Depositor or the Administrative Agent, as the case may be, will make or cause to be made any initial deposit to the Certificate Account or any Reserve Account for the related Series as of the Closing Date.  Unless the Series Supplement for a given Series provides otherwise, if a Reserve Account exists for such Series, collections with respect to the Underlying Securities for such Series not distributed to the Certificateholders of such Series shall be deposited in the Reserve Account.  The Reserve Account, if any, will not be a part of or otherwise includible in the Trust but will be held for the benefit of the Credit Support Provider.

Amounts on deposit in the Reserve Account and amounts available pursuant to any other Credit Support for such Series shall be applied by the Trustee to make distributions of principal of and premium (if any) and interest on the Certificates of such Series as required pursuant to Section 4.1 and the applicable Series Supplement to the extent that funds are not otherwise available for such purpose.  If specified in such Series Supplement, immediately after each Distribution Date, amounts on deposit in the Reserve Account for such Series in excess of a specified amount shall be paid to the Person so specified in such Series Supplement.

Section 3.12   Realization Upon Defaulted Underlying Securities.  (a)  If:

(i)      default is made in the payment of any installment of interest on any Underlying Security when the same becomes due and payable, and such default continues unremedied for the period specified in the indenture or other authorizing document for such Underlying Security (or, if no such period is specified, three (3) days) after receipt by the Underlying Securities Issuer of notice thereof from the Trustee or receipt by the Underlying Securities Issuer and the Trustee of notice thereof from the Holders of Outstanding Certificates representing at least 25% of the Voting Rights; or

(ii)   default is made in the payment of the principal of or any installment of the principal of any Underlying Security when the same becomes due and payable, and such default continues unremedied for the period specified in the indenture or other authorizing document for such Underlying Security (or, if no such period is specified, three (3) days) after receipt by the Underlying Securities Issuer of notice thereof from the

Trustee or receipt by the Underlying Securities Issuer and the Trustee of notice thereof from the Holders of Outstanding Certificates representing at least 25% of the Voting Rights;

and the Underlying Securities Issuer shall, upon demand of the Trustee, fail to pay forthwith to the Trustee, for the benefit of the Holders, the whole amount then due and payable on such Underlying Securities for principal and interest, with interest upon the overdue principal, at the rate borne by the Underlying Securities and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, to the extent permitted by law (such event, an “Issuer Payment Default”), then the Trustee, in its own name and as trustee of an express trust, subject to provision being made for indemnification against costs, expenses and liabilities in a form satisfactory to the Trustee, shall institute a Proceeding for the collection of the sums so due and unpaid, and shall prosecute such Proceeding to judgment or final decree or settlement, and shall enforce the same against the Underlying Securities Issuer or other obligor upon the Underlying Securities and collect in the manner provided by law out of the property of the Underlying Securities Issuer or other obligor upon the Underlying Securities wherever situated, the moneys adjudged or decreed to be payable, unless otherwise directed by Holders of the Required Percentage – Direction of the Trustee.  In connection therewith, the Trustee shall use its best reasonable efforts in accordance with such normal and customary procedures it shall deem necessary or advisable, and shall have the power and authority, acting alone, to do any and all things in connection therewith and the administration of the Trust as it may deem necessary or advisable.  In connection with the foregoing, the Trustee shall at all times be entitled to rely on a written instruction from the Depositor or by Holders of the Required Percentage - Direction of the Trustee.

(b)   In the event that the Trustee receives money or other property in respect of the Underlying Securities (other than a scheduled interest or principal payment or the payment of any redemption premium on or with respect to the earlier redemption of the Underlying Securities) as a result of a payment default on the Underlying Securities or actual notice that such moneys or other property will be paid to the Trustee, the Trustee shall promptly give notice (as provided in Section 10.5 hereof) to the Depositary or, if the Certificates are not then held by the Depositary, directly to the Holders of the Certificates then outstanding and unpaid.  Such notice shall state that, not later than thirty (30) days after the receipt of such moneys or other property, the Trustee shall allocate and distribute such moneys or other property to the Holders of the Outstanding Certificates then unpaid, in proportion to the Stated Amount or Accretion Amount, as applicable, of each class of Outstanding Certificates, together with accrued interest to the date of distribution, if applicable, and within each class pro rata by Stated Amount.  Property received, other than cash, shall be liquidated by the Trustee in a commercially reasonable manner and in accordance with the procedures specified in the related Series Supplement and the proceeds thereof, after deduction of all reasonable costs of such liquidation, distributed in cash, only to the extent necessary to avoid distribution of fractional securities.

(c)   The Trustee (or, if and under the circumstances specified in the applicable Series Supplement, the Administrative Agent), on behalf of the Certificateholders, shall assert claims under each applicable Credit Support Instrument, and shall take such reasonable steps, in addition to those described in Section 3.12(a), as are necessary to receive payment or to permit recovery thereunder with respect to any defaulted Underlying Securities, subject in all cases to the provisions of Article VI hereof in the case of the Administrative Agent and Article VIII hereof in the case of the Trustee.

(d)   Unless otherwise provided in a Series Supplement, if the Administrative Agent or the Trustee, as applicable, is unable to obtain full recovery in respect of a defaulted Underlying Security and any related Credit Support Instrument pursuant to Section 3.12(c), the Administrative Agent or the Trustee, as applicable, shall follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon such defaulted Underlying Security and such Credit Support Instrument, subject in all cases to the provisions of Article VI hereof in the case of the Administrative Agent and Article VIII hereof in the case of the Trustee.

Section 3.13   Retained Interest.  The Retained Interest, if any, in any Underlying Security shall initially be held by the Person so specified in the related Series Supplement as and to the extent specified in Schedule A thereof.  With respect to each Underlying Security, the Retained Interest shall be deducted by the Trustee, at the written direction of the Administrative Agent, if any, or the Depositor from applicable collections in respect of such Underlying Security.  Unless otherwise provided in the applicable Series Supplement, collections in respect of Retained Interest shall not be deposited in the Certificate Account for the applicable Series and shall not constitute a part of the Trust for such Series, but shall instead be distributed to the holder of such Retained Interest, provided that the Series Supplement for any Series with respect to which there is a Retained Interest may provide that, notwithstanding the terms contained herein, commingled amounts received in respect of assets inclusive of Underlying Securities and Retained Interest may initially be deposited in a separate and discrete Eligible Account established by the Trustee at the direction of the Administrative Agent, if any, or the Depositor and such Series Supplement may provide for additional terms relating thereto.  Unless otherwise provided in the applicable Series Supplement, after deduction of all applicable fees as provided for in this Agreement, on each Distribution Date the Trustee shall allocate on a pari passu basis any partial recovery on an Underlying Security between (a) the Retained Interest, if any, and (b) distributions to Certificateholders of the applicable Series.

Section 3.14   Administrative Agent’s Compensation and Reimbursement.  (a)  As compensation for its activities, the Administrative Agent, if any, specified in the applicable Series Supplement shall be entitled to the Administrative Fee, which shall be paid on the dates, in the amounts, under the circumstances and in the manner specified in the applicable Series Supplement.

(b)   If, and only to the extent, provided in a Series Supplement, the Administrative Agent, if any, shall be required to pay from its compensation hereunder or otherwise all expenses incurred in connection with the Trust for the related Series and its administration of the Underlying Securities for the related Series, including payment of the fees and disbursements of the Trustee (including the reasonable fees and expenses of its counsel and independent accountants allocable to such Series), payment of expenses incurred in connection with distributions and reports to Certificateholders of such Series, payment of premiums on Credit Support Instruments related to such Series and other expenses specified in such Series Supplement; provided, however, that neither the Administrative Agent, if any, nor the Trustee will be responsible for any federal, state, local or foreign income and franchise taxes, if any, and any interest or penalties with respect thereto, assessed on the Trust for such Series.

Section 3.15   Statement as to Compliance.  (a)  On or before March 15 of each year, commencing in March 2012, each of the Trustee and the Administrative Agent, at its own expense, shall furnish to the Depositor a report as to the Trustee’s compliance with the Servicing Criteria during the immediately preceding fiscal year that contains each of the items required by, and is in form and substance consistent with, Item 1122 of Regulation AB under the Securities Act.  Promptly after receipt of each such report, the Depositor may review each such report and, if applicable, consult with the Trustee and the Administrative Agent as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by the Trustee, the Administrative Agent or any Servicing Participant with which it has entered into a servicing relationship with respect to the Underlying Securities.

Each such report shall be addressed to the Depositor and signed by an authorized officer of the applicable company, and shall address each of the Relevant Servicing Criteria specified on a certification substantially in the form of Exhibit E attached to the applicable Series Supplement.  Promptly after receipt of each such report, (i) the Depositor may review each such report and, if applicable, consult with the Trustee and the Administrative Agent as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria (and each Servicing Participant engaged or utilized by the Trustee and the Administrative Agent) and (ii) the Depositor shall confirm that the assessments taken individually address the Relevant Servicing Criteria as set forth on the applicable Exhibit E attached to the applicable Series Supplement and notify the Trustee and the Administrative Agent of any exceptions.  To the extent each of the Trustee and the Administrative Agent has actual knowledge of a deficiency in the reporting of the Relevant Servicing Criteria (whether individually with respect to the Relevant Servicing Criteria, or in the aggregate with respect to the Servicing Criteria taken as a whole), the Trustee and the Administrative Agent, as applicable, shall promptly notify the Depositor.

In connection with the execution of each Series Supplement, the Trustee and the Administrative Agent (and any Servicing Participant with which the Trustee or the Administrative Agent has entered into a servicing relationship) shall furnish to the Depositor the Relevant Servicing Criteria, in the form of Exhibit A hereto appropriately completed, which shall be subject to the agreement of the Depositor.

No later than the end of each fiscal year for the Trust, the Trustee and the Administrative Agent, as applicable, shall notify the Depositor as to the name of each Servicing Participant utilized by it, and each such notice will specify which Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Participant.  When each of the Trustee and the Administrative Agent, as applicable, submits its assessments, it will also at such time include the assessment (and related attestation) of each Servicing Participant engaged by it.

In the event that the Trustee or the Administrative Agent is terminated or resigns pursuant to the terms of this Agreement or the applicable Series Supplement, such party shall provide, and cause any Servicing Participant engaged by it or formerly engaged by it to provide an annual assessment of compliance pursuant to this Section 3.15(a), coupled with an attestation with respect to the period of time that the Trustee and the Administrative Agent, as applicable, was subject to this Agreement or the period of time that such Servicing Participant was subject to such other servicing agreement.

(b)   Each of the Trustee and the Administrative Agent, as applicable, shall deliver to the Depositor, and shall cause each Servicing Participant with which it has entered into a relationship with respect to the Underlying Securities, to deliver to the Depositor on or before March 15 of each year, commencing in March 2012, an Officer’s Certificate stating, as to the Trustee and the Administrative Agent, as applicable (and as to each such Servicing Participant in respect of its Officer’s Certificate), that (i) a review of such entity’s activities during the preceding calendar year or portion thereof and of such entity’s performance under this Agreement, or the applicable servicing agreement in the case of any Additional Servicer, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, such entity has fulfilled all its obligations under this Agreement, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.  Such Officer’s Certificate shall contain each of the items required by, and shall be in form and substance consistent with, Item 1123 of Regulation AB under the Securities Act.  Promptly after receipt of each such Officer’s Certificate(s), the Depositor may review such Officer’s Certificate and, if applicable, consult with the Trustee and the Administrative Agent as to the nature of any failures by the Trustee or its Servicing Participants.

The obligations of the Trustee and the Administrative Agent under this Section apply to the Trustee and the Administrative Agent, whether or not the Trustee and Administrative Agent is acting as the Trustee and Administrative Agent, as applicable, at the time such Officer’s Certificate is required to be delivered.

In the event the Trustee or the Administrative Agent, as applicable, is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, an annual statement of compliance pursuant to this Section 3.15 with respect to the period of time that the Trustee or the Administrative Agent, as applicable, was subject to this Agreement.

On or before the 60th day following the end of each fiscal year for the Trust, commencing in 2012, the Trustee shall deliver to the Depositor and any other Person that will be responsible for signing the certification required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act) on behalf of the Trust or the Depositor with respect to the issuance of any Series of Certificates a certification substantially in the form attached hereto as Exhibit B or such form as mutually agreed upon by the Depositor and the Trustee.

Section 3.16 Attestation by Independent Public Accountants.  (a)  On or before March 15 of each year, commencing in March 2012, each of the Trustee and the Administrative Agent, as applicable, at its own expense, shall cause (and shall make any required certifications necessary in connection therewith), and each of the Trustee and the Administrative Agent, as applicable, shall cause each Servicing Participant with which it has entered into a relationship with respect to the Underlying Securities to cause, a registered public accounting firm (which may also render other services to the Trustee and the Administrative Agent, as applicable, or the applicable Servicing Participant, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Depositor, with a copy to the Rating Agencies, that includes (i) a statement that it has obtained an assertion that such Reporting Party has complied with the Relevant Servicing Criteria during the immediately preceding fiscal year and (ii) on the basis of an examination conducted by it in accordance with standards for attestation engagements issued or adopted by the American Institute of Certified Public Accountants, as adopted by the Public Company Accounting Oversight Board, its opinion on such Reporting Party’s assessment of compliance with the Relevant Servicing Criteria during the immediately preceding fiscal year.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Each such related accountant’s attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.  Such report must be available for general use and not contain restricted use language.  Promptly after receipt of such report from the Trustee and the Administrative Agent, as applicable, the Depositor may review the report and, if applicable, consult with the Trustee and the Administrative Agent, as applicable, as to the nature of any defaults by the Trustee, the Administrative Agent or any Servicing Participant with which it has entered into a servicing relationship with respect to the Underlying Securities in the fulfillment of any of the Trustee’s or the applicable Servicing Participant’s obligations hereunder or under the applicable servicing agreement.  Each of the Trustee and the Administrative Agent, as applicable, shall confirm that each accountants’ attestation report submitted pursuant to this Section relates to an assessment of compliance that on its face meets the requirements of Section 3.15(a) and notify the Depositor of any exceptions.

(b)   For so long as reports are required to be filed with the Commission under the Exchange Act (any such reports, “Exchange Act Reports”) with respect to the Trust, the Administrative Agent shall indemnify the Depositor and any Affiliate that could be determined to be a “sponsor” of the Trust pursuant to Regulation AB and any officer or employee of the Depositor that signs an Exchange Act Report and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to (i) the breach by the Administrative Agent of its obligations set forth under Sections 3.15, 3.16 or Section 6.1 or (ii) any erroneous, delinquent or missed Exchange Act Reports or other filings required to be filed under the Exchange Act which have occurred as the result of the Administrative Agent’s breach of any obligation under this Agreement or the Administrative Agent’s negligence or willful misconduct; provided, however, that the failure of the Administrative Agent, through no fault of its own, to deliver when required the accountants report pursuant to Section 3.16(a) shall not give rise to an indemnification obligation by the Administrative Agent pursuant to this Section 3.16(b), unless such failure was due in part to the fault of the Administrative Agent; provided further, that such a failure to deliver the applicable accountant’s report will be deemed to be a default in the performance of a covenant and agreement by the Administrative Agent hereunder.  Furthermore, the Administrative Agent shall have no liability under this Section 3.16(b) for any failure by it to perform any of its obligations if such failure was caused by a failure of the Depositor to perform any obligation required to be performed by the Depositor hereunder that is necessary for the Administrative Agent to be able to perform any such obligation of the Administrative Agent, including, but not limited to, a failure by the Depositor to perform an obligation required of the Depositor under Section 6.1 hereof.  Notwithstanding the foregoing, in no event shall the Administrative Agent be liable for any consequential, indirect or punitive damages pursuant to this Section 3.16(b).  This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Administrative Agent.

(c)   Each of the Trustee and the Administrative Agent shall reasonably cooperate with the Depositor in connection with the satisfaction of the Trust’s reporting requirements under the Exchange Act.  The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, and agree to comply with requests made by the Depositor, the Trustee and the Administrative Agent in reasonable good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  Each of the Trustee and Administrative Agent shall cooperate fully with the Depositor, as applicable, to deliver to the Depositor, the Trustee or the Administrative Agent, as applicable (including any of their assignees or designees), any and all statements, reports, certifications, records and any other information necessary in the reasonable good faith determination of the Depositor, the Trustee and the Administrative Agent, as applicable, to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Trustee, as applicable, or the servicing of the Underlying Securities, reasonably believed by the Depositor to be necessary in order to effect such compliance; provided that such information is available to such party without unreasonable effort or expense and within such timeframe as may be reasonably required.  The Trustee and the Administrative Agent shall have a reasonable period of time to comply with any request made under this Section 3.16(c) but in any event, shall, upon reasonable advance request, provide information in sufficient time to allow the Depositor to satisfy any related filing requirements.

(d)   Each of the Trustee and the Administrative Agent, as applicable, shall (i) upon written request of the Depositor, confirm in writing within five (5) Business Days of receipt of such request that the following is true and correct, or if it is not true and correct to provide reasonable adequate disclosure of the pertinent facts, in writing, to the Depositor of any of the following, and (ii) as promptly as practicable following the Trustee and the Servicing Participant (in each case on behalf of itself and any of its Servicing Participants) obtaining actual knowledge shall use commercially reasonable efforts to notify the Depositor that any of the following is not true and correct:  (A) the Trustee and the Administrative Agent has not been terminated as trustee in a securitization, either due to a servicing default or to application of a servicing performance test or trigger, other than as disclosed in the Prospectus or any Prospectus Supplement; (B) no material noncompliance with the applicable Servicing Criteria with respect to other securitizations involving the Trustee and Administrative Agent, as applicable, as servicer or trustee has been disclosed or reported by the Trustee or Administrative Agent, as applicable, other than as disclosed in the Prospectus or any Prospectus Supplement; (C) no material changes to the Trustee’s and Administrative Agent’s, as applicable, policies or procedures with respect to the servicing function or trustee function it will perform under this Agreement for corporate bonds of a type similar to the Underlying Securities have occurred during the three-year period immediately preceding the Closing Date, other than as disclosed in the Prospectus or any Prospectus Supplement; (D) there is no material risk that any aspects of the Trustee’s and

Administrative Agent’s, as applicable, financial condition could have a material impact on the performance of the Underlying Securities or the Certificates, other than as disclosed in the Prospectus or any Prospectus Supplement; (E) there are no legal or governmental proceedings pending (or known to be contemplated) against the Trustee or Administrative Agent, as applicable, that would be material to Certificateholders other than as disclosed in the Prospectus or any Prospectus Supplement; and (F) there are no affiliations, relationships or transactions relating to the Trustee and Administrative Agent, as applicable, with respect to the issuance of the Certificates and any party thereto identified by the Depositor of a type described in Item 1119 of Regulation AB other than as disclosed in the Prospectus or any Prospectus Supplement.

(e)   Each of the Trustee and the Administrative Agent shall promptly provide (but in any event at least seven (7) Business Days prior to the date a Form 10-D would be required to be filed) to the Depositor any necessary disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D to the extent such information relates to the Trustee or the Administrative Agent, as applicable, or their respective Affiliates and to the extent a Responsible Officer of the Trustee has actual knowledge of such reportable event.

(f)   Each of the parties acknowledges and agrees that one of the purposes of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB.  Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with requests made by the Depositor or the Administrative Agent, as applicable, for delivery of additional or different information as the Trustee, the Administrative Agent or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

(g)   Each of the Trustee and the Administrative Agent shall execute a reasonable reliance certificate to enable the Person who signs the reports mandated by the Exchange Act (including any reports required under the Sarbanes-Oxley Act) (the “Certifying Person”) on which the Certifying Person, the entity for which the Certifying Person acts as an officer (if the Certifying Person is an individual), and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) to rely upon each  annual compliance statement provided pursuant to Section 3.15 and any accountants’ report delivered pursuant to Section 3.16.

Section 3.17   Access to Certain Documentation.  The Trustee and the Administrative Agent, if any, shall provide to any federal, state or local regulatory authority that may exercise authority over any Certificateholder access to the documentation regarding the Underlying Securities required by applicable laws and regulations.  Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Trustee and Administrative Agent, if any, designated by each of them.  In addition, access to the documentation regarding the Underlying Securities related to a given Series (or Class within such Series) will be provided to any Certificateholder of such Series (or Class) upon reasonable request during normal business hours at the offices of the Trustee and Administrative Agent designated by each of them at the expense of the Certificateholder requesting such access.

Section 3.18   Duties of the Administrative Agent.  Notwithstanding any other provision of this Agreement, with respect to any Series, the applicable Series Supplement may provide that any Administrative Agent appointed pursuant to such Series Supplement shall have no rights and no duties, obligations or liabilities except as provided in such Series Supplement and herein.

Section 3.19   Depositor to Furnish Names and Addresses of Holders to Trustee.  The Depositor shall furnish or cause to be furnished to the Trustee not more than five days before each Distribution Date, and at such other times as the Trustee may request in writing, a list, in such form as the Trustee may reasonably require, to the extent such information is in the possession or control of the Depositor or any of its paying agents, of the Holders of Certificates as of the close of business on the applicable record date of the Underlying Securities; provided, however, that so long as the Trustee maintains the Certificate Register, no such list shall be required to be furnished.

Section 3.20   Preservation of Information, Communications to Holders.  (a)  The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Certificates contained in the most recent list furnished to the Trustee as provided in Section 3.20 and the names and addresses of Holders of Certificates received by the Trustee in its capacity as Certificate registrar.  The Trustee may destroy any list furnished to it as provided in such Section 3.20 upon receipt of a new list so furnished.

(b)   Holders shall have the right to communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Agreement or under the Certificates.

(c)   The Depositor, the Trustee and the Certificate registrar shall have the protection of TIA Section 312(c).

Section 3.21   Reports by Trustee.  If required by TIA Section 313(a), within 60 days after December 31 of each year, the Trustee shall mail to (i) each Holder as required by TIA Section 313(c) and (ii) the Depositor, a brief report dated as of such date that complies with TIA Section 313(a).  The Trustee also shall comply with TIA Section 313(b).  A copy of any report delivered pursuant to this Section 3.21 shall, at the time of its mailing to Holders and the Depositor, be filed by the Trustee with the Commission and each stock exchange, if any, on which the Certificates are listed.  The Depositor shall notify the Trustee if and when the Certificates are listed on any stock exchange.

ARTICLE II

DISTRIBUTIONS AND REPORTS TO CERTIFICATEHOLDERS

Section 4.1   Distributions.  On each Distribution Date for a given Series of Certificates, the Trustee shall apply funds in the Certificate Account for such Series in the manner and priority set forth in the Series Supplement for such Series.  Notwithstanding any other provisions in this Agreement, the right of the Holder of any Certificate to receive any such distributions in the manner and priority set forth in the Series Supplement for such Series and to institute suit for the enforcement of any such payment on or after the date such payment is payable, shall not be impaired without the consent of such Holder.

Section 4.2   Reports to Certificateholders.  Unless otherwise specified in the applicable Series Supplement, on the next Business Day following each such Distribution Date the Trustee or the Administrative Agent, if any, as specified in such Series Supplement, shall forward or cause to be forwarded to the Depositor, each Certificateholder of such Series and such other Persons as may be specified in such Series Supplement, a statement setting forth:

(i)      the applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period;

(ii)   the amount of cash flows received and the sources thereof relating to the distribution on such Distribution Date to Certificateholders of each Class of such Series allocable to principal and premium, if any, and interest on the Certificates of each such Class; and the amount of aggregate unpaid interest accrued as of such Distribution Date;

(iii)   the amount of fees, compensation and expenses accrued and paid and the party receiving such fees and expenses and such other customary information as the Trustee and Administrative Agent, as applicable, deems necessary or desirable, or that any such Certificateholder reasonably requests, to enable such Certificateholders to prepare their tax returns;

(iv)   the amount of payments accrued or paid relating to any provider of Credit Support and the party receiving such payments;

(v)   the amount of excess cash flow or excess spread, if any;

(vi)   the original and thereafter, the number and the aggregate stated principal amount and, if applicable, Notional Amount or Face Amount of the Underlying Securities related to such Series at the close of business on such Distribution Date;

(vii)   the original and thereafter, the aggregate Stated Amount (or Notional Amount or Face Amount, if applicable) of each Class of such Series for such Distribution Date;

(viii)     in the case of each Class of Floating Rate Certificates of such Series, the respective Floating Pass Through Rate applicable to each such Class on such Distribution

Date, as calculated in accordance with the method specified in such Certificates and the related Series Supplement;

(ix)   as to any Series (or any Class within such Series) for which Credit Support has been obtained, the amount or notional amount of coverage of each element of Credit Support (and rating, if any, thereof) included therein as of the close of business on such Distribution Date, to the extent the Trustee has actual knowledge of such information;

(x)   the original and thereafter, the number and amount of Underlying Securities for such Distribution Date;

(xi)   the delinquency and loss information for such distribution period, if applicable, to the extent the Trustee has actual knowledge of such information;

(xii)   if the Series Supplement provides for Advances, the aggregate amount of Advances, if any, included in such distribution, and the aggregate amount of unreimbursed Advances, if any, at the close of business on such Distribution Date;

(xiii)      if the Series Supplement provides for modifications, extensions or waivers to the Underlying Securities terms, fees, penalties or payments during the distribution period, descriptions of such material extensions or waivers;

(xiv)     material breaches of Underlying Securities representations or warranties or other transaction covenants of which the Trustee or Administrative Agent has received written notice;

(xv)   if the Series Supplement provides for early amortization, liquidation or other performance triggers, information on ratio, information relating to coverage or other tests used for determining any early amortization, liquidation or other performance triggers and whether the trigger was met, provided, however; that if the Trustee does not perform the related calculations, such information will be provided to the Trustee pursuant to the Series Supplement; and

(xvi)     if the Series Supplement provides for the issuance of securities secured by the Underlying Securities, material information relating to such issuance.

In the case of information furnished pursuant to subclauses (ii) and (iii) above, the amounts shall be expressed as a Dollar amount (or the equivalent thereof in any other Specified Currency) per minimum denomination of Certificates or for such other specified portion thereof.  Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each person who at any time during each such calendar year was a Certificateholder a statement containing the information set forth in subclauses (ii) and (iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder.  Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.

Section 4.3   Advances.  (a)  Unless otherwise specified in the applicable Series Supplement, an Administrative Agent appointed pursuant to the Series Supplement shall have no obligation to make Advances (as defined below) with respect to the Underlying Securities or in favor of the Holders of any Series (or Class within such Series) of Certificates.  However, as and to the extent provided in the Series Supplement for a given Series, and subject to the terms of paragraphs (b) and (c) of this Section 4.3, on or prior to each Distribution Date, such Administrative Agent shall advance or cause to be advanced in immediately available funds to the Trustee for deposit in the Certificate Account for such Series an advance (each, an “Advance”) in an amount equal, unless otherwise specified in the related Series Supplement, to the aggregate of distributions of principal, premium (if any) and interest due on the Underlying Securities for such Series (or Class) during the related Collection Period, to the extent remaining unpaid at the time of such Advance.  In satisfaction of its obligation to make such Advances, the Administrative Agent shall make such Advances from either (i) its own funds or (ii) funds with respect to the Underlying Securities for such Series or Class on deposit in the Certificate Account for such Series, if any, that do not constitute Available Funds with respect to such Distribution Date; provided, however, that, to the extent the Administrative Agent shall have made Advances from funds on deposit in the applicable Certificate Account, the Administrative Agent shall immediately deposit funds equal to the aggregate amount of such Advances into such Certificate Account on any subsequent Distribution Date to the extent that amounts on deposit in such Certificate Account on such Distribution Date are less than the amount of distributions required to be made on such Distribution Date pursuant to Section 4.1 and the related Series Supplement.  The Administrative Agent may recover Advances from late collections received by the Trustee on the applicable Underlying Securities, proceeds from any applicable Credit Support, if any, and Liquidation Proceeds with respect to the Underlying Securities for such Series or Class, as specified in the related Series Supplement, as to which any such unreimbursed Advance was made.

(b)   Notwithstanding any provision herein to the contrary, no Advance shall be required to be made hereunder if the Administrative Agent reasonably believes that it will be unable to recover such Advance from related late collections, Credit Support proceeds, if any, or Liquidation Proceeds with respect to the applicable Underlying Securities.  It is further understood and agreed that the Administrative Agent shall not be obligated to make any Advances in respect of reductions in the amount of collections on the Underlying Securities due to bankruptcy proceedings with respect to the Underlying Securities or the obligors thereof.

(c)   Notwithstanding any provision herein to the contrary, unless otherwise provided in the Series Supplement for a given Series, any Advances made in respect of any Underlying Securities related to such Series (or Class within such Series) that are subsequently deemed by the Administrative Agent to be nonrecoverable from related late collections, Credit Support proceeds, if any, or Liquidation Proceeds may be reimbursed to the Administrative Agent through the application of amounts on deposit in the Certificate Account for such Series allocable to any of such Underlying Securities prior to the distributions of interest, premium (if any) and principal with respect to the Certificates of such Series or Class.

Section 4.4   Compliance with Withholding Requirements.  The Trustee shall request, and, to the extent that it receives the same pursuant to such request, be required to deliver all appropriate tax certifications and forms necessary to enable the Trustee or its agents on behalf of the Trust, to satisfy its obligations under this Agreement or determine its duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold in respect of the Certificateholders under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any law or regulation, and to pay, deduct or withhold any such taxes or charges and remit them to the relevant taxing authorities as required under law.  Such certification may take the form of a correct, complete and executed U.S. Internal Revenue Service Form W-8BEN, W-8IMY, or W-9, (or any successors thereto), including appropriate attachments, as applicable, that identifies the beneficial owner of the Certificate.  If any withholding tax is imposed on the payment (or allocations of income) to any Certificateholder, such tax shall reduce the amount otherwise distributable to such Holder.  The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings), or that the Trustee may otherwise determine it is obligated to withhold under applicable law or regulation.  The amount of any withholding tax imposed with respect to any Holder shall be treated as cash distributed to such Holder at the time it is withheld by the Trustee and remitted to the appropriate taxing authority.  If there is a possibility that withholding tax is payable with respect to a distribution, the Trustee may in its sole discretion withhold such amounts in accordance with this Section 4.4.  If any Holder wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Holder in making such claim so long as such Holder agrees to reimburse the Trustee for any out-of-pocket expenses incurred.  The Trustee shall use reasonable efforts to give notice to each Holder of any such withholding requirement at least 10 days prior to the date of the payment from which amounts are required to be withheld.

Section 4.5   Optional Exchange.  (a)  The terms and conditions, if any, upon which Certificates of any Series (or Class within such Series) may be exchanged for a pro rata portion of the Underlying Securities of the related Trust will be specified in the related Series Supplement; provided that any right of exchange shall be exercisable only to the extent that the Depositor provides an Opinion of Counsel that (i) such exchange would not be inconsistent with the Depositor’s and the Trust’s continued satisfaction of the applicable requirements for exemption under Rule 3a-7 (or other applicable rule or exemption) under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder and (ii) s such exchange would not cause the Trust to be taxable as a corporation for federal income tax purposes.  Such terms may relate to, but are not limited to, the following:

(1)   a requirement that the exchanging Holder tender to the Trustee Certificates of each Class within such Series;

(2)   a minimum Stated Amount, Notional Amount or Face Amount, as applicable, with respect to Certificates being tendered for exchange by a single Holder;

(3)   a requirement that the Stated Amount, Notional Amount or Face Amount, as applicable, of each Certificate tendered for exchange be an integral multiple of an amount specified in such Series Supplement;

(4)   specified dates during which a Holder may effect such an exchange (each, an “Optional Exchange Date”);

(5)   limitations on the right of an exchanging Holder to receive any benefit upon exchange from any Credit Support or Underlying Securities which are not debt securities; and

(6)   adjustments to the value of the proceeds of any exchange based upon required prepayment of future expense allocations and if provided for in the applicable Series Supplement the establishment of a reserve for any anticipated Extraordinary Trust Expenses.

(b)   Unless otherwise provided in the applicable Series Supplement, no Certificate may be exchanged pursuant to the preceding paragraph unless the Trustee has received at least 30 days but not more than 45 days prior to an Optional Exchange Date in accordance with delivery instructions specified in the applicable Series Supplement (i) such Certificate with the form entitled “Option to Elect Exchange” on the reverse thereof duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the Holder of such Certificate, the Stated Amount, Notional Amount or Face Amount of such Certificate to be exchanged and the Certificate number or a description of the tenor and the terms of such Certificate, a statement that the option to elect exchange is being exercised thereby and an assurance that the Certificate to be exchanged with the form entitled “Option to Elect Exchange” on the reverse of the Certificate duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter, and such Certificate and form duly completed must be received by such Trustee by such fifth Business Day.  Any tender of a Certificate by the Holder thereof for exchange shall be irrevocable.  Unless otherwise provided in the applicable Series Supplement, the exchange option may be exercised pursuant to this Section by the Holder of a Certificate for less than the Stated Amount, Notional Amount or Face Amount of such Certificate as long as the Stated Amount, Notional Amount or Face Amount remaining Outstanding after such exchange is an authorized denomination and all other exchange requirements set forth in the related Series Supplement are satisfied.  Upon such partial exchange, such Certificate shall be cancelled and a new Certificate or Certificates for the remaining Stated Amount, Notional Amount or Face Amount thereof shall be issued (which, in the case of any Certificate, shall be in the name of the Holder of such exchanged Certificate).

(c)   Upon the completion of any such Optional Exchange, the Trustee shall give prompt written notice thereof to the Rating Agency.

ARTICLE V

THE CERTIFICATES

Section 5.1 The Certificates.  The Certificates of any Series (or Class within such Series) will be issued in fully registered form as Certificates and shall be substantially in the form of the exhibits with respect thereto attached to the applicable Series Supplement.  The aggregate Stated Amount, Notional Amount or Face Amount of Certificates which may be authenticated and delivered under this Agreement is unlimited.

The Certificates may be issued in one or more Series, each of which Series may be issued in one or more Classes, with such further particular designations added or incorporated in such title for the Certificates of any particular Series or Class within such Series as the Depositor may determine.  Each Certificate shall bear upon its face the designation so selected for the Series and Class to which it belongs.  All Certificates of the same Series and Class shall be identical in all respects except for the denominations thereof.  All Certificates of all Classes within any one Series at any time Outstanding shall be identical except for differences among the Certificates of the different Classes within such Series specified in the applicable Series Supplement.  Except as otherwise provided in a Series Supplement, all Certificates of a particular Series (and all Classes within such Series) issued under this Agreement shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement.

Each Series (and all Classes within such Series) of Certificates shall be created by a Series Supplement authorized by the Board of Directors and establishing the terms and provisions of such Series.  The several Series may differ as between Series and any Class may vary as between the other Classes within any given Series in respect of any of the following matters:

(1)    designation of such Series and Class;

(2)    the dates on which or periods during which the Certificates of such Series and Class may be issued;

(3)    the number of Classes, the maximum Stated Amount, Notional Amount or Face Amount of Certificates of each Class that may be issued and any priorities or subordination among Classes of a Series with respect to distributions from the Trust;

(4)    for each Class of Certificates, the Pass Through Rate (except in the case of Zero Coupon Certificates) and, in the case of each Class of Floating Rate Certificates, the method for calculating such Pass Through Rate;

(5)    the terms of the Letter of Credit, if any, or of the Surety Bond, if any, or of any other Credit Support for the benefit of the Certificateholders of such Series or Class or group of Classes;

(6)    the places, if any, in addition to or instead of the Corporate Trust Office of the Trustee (in the case of Certificates), where the principal of (and premium, if any) and interest on Certificates of such Series and Class shall be distributable;

(7)    the authorized denominations (if other than $100,000 and integral multiples of $1,000 in excess thereof) with respect to such Series or Class;

(8)    the Collection Periods, the Distribution Dates and the Final Scheduled Distribution Dates for such Series and Class;

(9)    the types of Underlying Securities that will be owned by the Trust for such Series and the manner and priorities of allocating distributions with respect to collections of principal (and premium, if any) and interest payments allocable to such Underlying Securities among Holders of Certificates of different Classes (including whether the Certificates of any such Class are to be entitled to receive principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions, and, in each case, the applicable terms thereof);

(10)   the amount, if any, to be deposited on the Closing Date in the Certificate Account for such Series;

(11)   the manner in which the Reserve Account, if any, is to be funded, the amount, if any, to be deposited therein on the Closing Date and the Requisite Reserve Amount, if any, for such Series or Class;

(12)   the terms of any Guaranteed Investment Contract in connection with the related Trust;

(13)   the provisions, if any, for the optional exchange of the Certificates of such Series by the Certificateholders of such Series and the periods within which or the dates on which, and the terms and conditions on which, such Certificates may be exchanged in whole or in part for a pro rata portion of the Underlying Securities related to such Series;

(14)   whether the Certificates of such Series or Class are to be issued as Discount Certificates and the amount of discount with which such Certificates may be issued;

(15)   whether the Certificates of such Series or Class are to be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Securities and the terms and conditions, if any, upon which interests in such Global Security or Securities may be exchanged in whole or in part for the individual Certificates represented thereby;

(16)   if other than Dollars, the Currency in which Certificates of such Series or Class shall be denominated or in which distributions of the principal of (and premium, if any) and interest on such Certificates may be made and any other terms concerning such payment;

(17)   if the principal of (and premium, if any) or interest on Certificates of such Series or Class are to be distributable, at the election of the Depositor or a Holder thereof, in a Currency other than that in which such Certificates are denominated or distributable without such election, the periods within which and the terms and conditions upon which such election may be made and the time and the manner of determining the exchange rate between the Currency in which such Certificates are denominated or distributable without such election and the Currency in which such Certificates are to be distributed if such election is made;

(18)   any additional Administrative Agent Termination Events or representations, warranties or covenants provided for with respect to Certificates of such Series;

(19)   provisions with respect to the terms for which the definitions set forth in Article I permit or require further specification in the related Series Supplement, including, if applicable:

(a)	“Accounting Date”;

(b)	“Accretion Amount”;

(c)	“Administrative Agent”;

(d)	“Administrative Fee”;

(e)	“Available Funds”;

(f)	“Basic Documents”;

(g)	“Business Day”;

(h)	“Calculation Agent”;

(i)	“Call Premium Percentage”;

(j)	“Closing Date”;

(k)	“Collection Period”;

(l)	“Corporate Trust Office”;

(m)	“Credit Support”;

(n)	“Credit Support Instrument”;

(o)	“Credit Support Provider”;

(p)	“Cut-off Date”;

(q)	“Depositary”;

(r)	“Depository Agreement”;

(s)	“Discount Certificates”;

(t)	“Distribution Date”;

(u)	“Event of Default”;

(v)	“Extraordinary Trust Expense”;

(w)	“Face Amount”

(x)	“Final Scheduled Distribution Date”;

(y)	“Fixed Pass Through Rate”;

(z)	“Fixed Rate Certificate”;

(aa)	“Floating Pass Through Rate”;

(bb)	“Floating Rate Certificate”;

(cc)	“Guaranteed Investment Contract”;

(dd)	“Letter of Credit”;

(ee)	“Limited Guarantor”;

(ff)	“Limited Guaranty”;

(gg)	“Notional Amount”;

(hh)	“Optional Exchange Date”;

(ii)	“Pass Through Rate”;

(jj)	“Permitted Investments”;

(kk)	“Purchase Price”;

(ll)	“Qualified Substitute Underlying Security”;

(mm)	“Rating Agency”;

(nn)	“Rating Agency Condition”;

(oo)	“Record Date”;

(pp)	“Required Interest”

(qq)	“Required Percentage”;

(rr)	“Required Premium”;

(ss)	“Required Principal”;

(tt)	“Required Rating”;

(uu)	“Requisite Reserve Amount”;

(vv)	“Retained Interest”;

(ww)	“Specified Currency”;

(xx)	“Surety Bond”;

(yy)	“Trust”;

(zz)	“Trust Termination Event”;

(aaa)	“Trustee”;

(bbb)	“Underlying Securities”;

(ccc)	“Underlying Securities Issuer”;

(ddd)	“Underlying Securities Schedule”;

(eee)	“Underlying Security Seller”;

(fff)	“Underlying Security Purchase Agreement”;

(ggg)	“Voting Rights”;

(20)   rights and remedies provided to any Credit Support Provider with respect to all or a portion of the Trust for such Series or Class;

(21)   any restrictions on the sale and transfer of the Certificates, including restrictions arising out of the Employee Retirement Income Security Act of 1974, as amended, the Code or the Treasury Regulations; and

(22)   any other provisions expressing or referring to the terms and conditions upon which the Certificates of such Series or Class are to be issued under this Agreement that do not prevent such Certificates from receiving the Required Rating.

In the absence of any specification pursuant to this Section 5.1 with respect to Certificates of any Series, the Certificates of such Series shall be issuable only as Certificates in denominations of $25 and in integral multiples thereof and shall be payable only in Dollars.

A different Trustee and an Administrative Agent may be appointed by the Depositor for each Series of Certificates prior to the issuance of such Series provided that the Rating Agency Condition is met.  If the initial Trustee is to be other than The Bank of New York Mellon, or there is to be an Administrative Agent, then such Series Supplement shall provide for the appointment of such Trustee or such Administrative Agent or both, as applicable, of such Series and shall add or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder and of the Underlying Securities; it being understood that nothing contained herein or in such Series Supplement shall constitute the Trustees for different Series as co-trustees for the same Series or the administrative agents for different Series as co-administrative agents for the same Series, and that each Trustee shall be a trustee of a trust or trusts separate and apart from any trust or trusts hereunder of any other Trustee, and that each Administrative Agent shall be an administrative agent of a Trust separate and apart from any other Trust.  Upon final appointment of any new Trustee or Administrative Agent, the successor Trustee (in the case of a new Trustee) or the Trustee (in the case of a new Administrative Agent) shall provide a notice of such appointment to the Rating Agency not later than 15 days following such appointment.

Section 5.2   Execution, Authentication and Delivery.  (a)  The Certificates shall be executed by the trustee by a Responsible Officer.  The signature of any of these officers may be manual or facsimile.

Certificates bearing the manual or facsimile signature of individuals who were at the time the proper officers of the Trustee shall be binding, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such  Certificates or did not hold such offices at the date of such Certificates.

(b)   Each Certificate shall be dated as of the later of the date specified in the related Series Supplement and the date of its authentication.

(c)   No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, unless there appears on such Certificate a certificate of authentication substantially in one of the forms provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder and is entitled to the benefits of this Agreement.

Section 5.3      Temporary Certificates.  Pending the preparation of Definitive Certificates of any Series (or Class within such Series), upon receipt of a Depositor Order, the Trustee shall execute, authenticate and deliver temporary Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Certificates in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as may be authorized by such Depositor Order.  Any such temporary Certificate may be in global form, representing all or a portion of the Outstanding Certificates of such Series or Class.  Every such temporary Certificate shall be executed, authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Definitive Certificate or Definitive Certificates in lieu of which it is issued.

If temporary Certificates of any Series (or Class within such Series) are issued, the Depositor will cause Definitive Certificates of such Series or Class to be prepared without unreasonable delay and (a) after the preparation of Definitive Certificates of such Series or Class, the temporary Certificates of such Series or Class shall be exchangeable for Definitive Certificates of such Series or Class upon surrender of the temporary Certificates of such Series or Class at the office of the Trustee in a Place of Distribution for such Series or Class, without charge to the Holder, except as provided in Section 5.4 in connection with a transfer and (b) upon surrender for cancellation of any one or more temporary Certificates of any Series or Class within such Series the Trustee shall execute, authenticate and deliver in exchange therefor Definitive Certificates with a like Stated Amount, Notional Amount or Face Amount, as applicable, of the same Series (or Class within such Series) of authorized denominations and of like tenor.  Until so exchanged, temporary Certificates of any Series (or Class within such Series) shall in all respects be entitled to the same benefits under this Agreement as Definitive Certificates of such Series or Class, except as otherwise specified in the applicable Series Supplement with respect to the payment of interest on Global Securities in temporary form.

Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the individual Definitive Certificates represented thereby pursuant to this Section 5.3 or Section 5.4, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the aggregate Stated Amount, Notional Amount or Face Amount, as applicable, evidenced thereby, whereupon the aggregate Stated Amount, Notional Amount or Face Amount, as applicable, of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

Section 5.4   Registration; Registration of Transfer and Exchange.  The Trustee shall cause to be kept a register for each Series of Certificates (the registers maintained in such office and in any other office or agency of the Trustee in a Place of Distribution being herein sometimes collectively referred to as the “Certificate Register”) in which a transfer agent and registrar (which may be the Trustee) (the “Certificate Registrar”) shall provide for the registration of Certificates and the registration of transfers and exchanges of Certificates.  The Trustee is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided; provided, however, that the Trustee may appoint one or more co-Certificate Registrars.  Upon any resignation of any Certificate Registrar, the Depositor shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Certificate Registrar.

If a Person other than the Trustee is appointed by the Depositor as Certificate Registrar, the Depositor will give the Trustee prompt written notice of the appointment of a Certificate Registrar and of the location, and any change in the location, of the Certificate Register, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Certificate Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Certificates and the principal amounts and numbers of such Certificates.  Upon surrender for registration of transfer of any Certificate of any Series (or Class within such Series) at the office or agency of the Trustee, if the requirements of Section 8-401(a) of the Uniform Commercial Code are met to the Trustee’s satisfaction, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, of a like Series, Class and aggregate Stated Amount, Notional Amount or Face Amount, as applicable.

Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the individual Certificates represented thereby, a Global Security representing all or a portion of the Certificates of a Series (or Class within such Series) may not be transferred except as a whole by the Depositary for such Series or Class to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such Series or Class or a nominee of such successor Depositary.

At the option of the Holder, Certificates of any Series (or Class within such Series) (other than a Global Security, except as set forth below) may be exchanged for other Certificates of the same Series or Class of any authorized denomination or denominations of like tenor and aggregate Stated Amount, Notional Amount or Face Amount, as applicable, upon surrender of the Certificates to be exchanged at the office or agency of the Trustee maintained for such purpose.  Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates that the Holder making the exchange is entitled to receive.

If at any time the Depositary for the Certificates of a Series (or Class within such Series) notifies the Depositor that it is unwilling or unable to continue as Depositary for the Certificates of such Series or Class or if at any time the Depositary for the Certificates of such Series or Class shall no longer be eligible under Section 5.9(b), the Depositor shall appoint a successor Depositary with respect to the Certificates of such Series or Class.  If a successor Depositary for the Certificates of such Series or Class is not appointed by the Depositor within 90 days after the Depositor receives such notice or becomes aware of such ineligibility, the Depositor’s election pursuant to Section 5.1 shall no longer be effective with respect to the Certificates of such Series or Class and the Depositor will prepare, and the Trustee, upon receipt of a Depositor Order for the execution, authentication and delivery of individual Certificates of such Series or Class, will execute, authenticate and deliver individual Certificates of such Series or Class in an aggregate Stated Amount, Notional Amount or Face Amount, as applicable, equal to the aggregate Stated Amount or Notional Amount or Face Amount, as applicable, of the Global Security or Securities representing Certificates of such Series or Class in exchange for such Global Security or Securities.

The Depositor may at any time and in its sole discretion determine that individual Certificates of any Series (or Class within such Series) issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities.  In such event the Depositor shall prepare, and the Trustee, upon receipt of a Depositor Order for the execution, authentication and delivery of individual Certificates of such Series or Class, shall execute, authenticate and deliver, individual Certificates of such Series or Class in an aggregate Stated Amount, Notional Amount or Face Amount, as applicable, equal to the aggregate Stated Amount, Notional Amount or Face Amount, as applicable, of the Global Security or Securities representing Certificates of such Series or Class in exchange for such Global Security or Securities.

If specified by the Depositor pursuant to Section 5.1 with respect to a Series (or Class within such Series) of Certificates, the Depositary for such Series may surrender a Global

Security for such Series or Class in exchange in whole or in part for individual Certificates of such Series or Class on such terms as are acceptable to the Depositor and such Depositary.

Thereupon, the Trustee, upon receipt of a Depositor Order, shall execute, authenticate and deliver, without service charge,

(i)   to each Person specified by such Depositary a new individual Certificate or Certificates of the same Series or Class, of any authorized denomination as requested by such Person in an aggregate Stated Amount, Notional Amount or Face Amount, as applicable, equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(ii)   to such Depositary a new Global Security in a denomination equal to the difference, if any, between the aggregate Stated Amount, Notional Amount or Face Amount, as applicable, of the surrendered Global Security and the aggregate Stated Amount, Notional Amount or Face Amount, as applicable, of individual Certificates delivered to Holders thereof.

In any exchange provided for in any of the preceding three paragraphs, the Trustee, upon receipt of a Depositor Order, will execute, authenticate and deliver individual Certificates in registered form in authorized denominations.  Upon the exchange of a Global Security for individual Certificates, such Global Security shall be cancelled by the Trustee.  Individual Certificates issued in exchange for a Global Security pursuant to this Section 5.4 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its Participants, any indirect participants or otherwise, shall instruct the Trustee.  The Trustee shall deliver such Certificates to the Persons in whose names such Certificates are so registered.

All Certificates issued upon any registration of transfer or exchange of Certificates shall constitute complete and indefeasible evidence of ownership in the Trust related to such Certificates and be entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed, by the Holder thereof or its attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than exchanges pursuant to Section 5.3 not involving any transfer.

Section 5.5   Mutilated, Destroyed, Lost and Stolen Certificates.  If (i) any mutilated Certificate is surrendered to the Trustee at its Corporate Trust Office (in the case of Certificates) or (ii) the Depositor and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Depositor and the

Trustee such security or indemnity as they may require to hold each of them and any Paying Agent harmless, and neither the Depositor nor the Trustee receives notice that such Certificate has been acquired by a protected purchaser, then the Depositor shall prepare and the Trustee, upon receipt of a Depositor Order, shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate a new Certificate of the same Series and Class of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding.  Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Certificate of any Series or Class issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust related to such Series, whether or not the destroyed, lost or stolen Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates of that Series or Class duly issued hereunder.  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

Section 5.6   Distribution of Interest; Interest Rights Preserved.  (a)  Interest  (or, in the case of Zero Coupon Certificates, Accretion Amounts) on any Certificate that is payable and is punctually paid or duly provided for on any Distribution Date shall be distributed to the Person in whose name such Certificate (or one or more Predecessor Certificates) is registered at the close of business on the related Record Date notwithstanding the cancellation of such Certificate upon any transfer or exchange subsequent to such related Record Date.  The distribution of interest (or, in the case of Zero Coupon Certificates, Accretion Amounts) on Certificates shall be made at the Corporate Trust Office (except as otherwise specified pursuant to Section 5.1) or, at the option of the Trustee, by check mailed to the address of the Person entitled thereto as such address shall appear in the Certificate Register or, if provided pursuant to Section 5.1 and in accordance with arrangements satisfactory to the Trustee, at the option of the Holder by wire transfer to an account designated by the Holder.

(b)   Subject to the foregoing provisions of this Section 5.6, each Certificate delivered under this Agreement upon transfer of or in exchange for or in lieu of any other Certificate shall carry the rights to interest (or, in the case of Zero Coupon Certificates, Accretion Amounts) accrued and undistributed, and to accrue, that were carried by such other Certificate.

(c)   All computations of interest due with respect to any Certificate of any Series or Class within such Series shall be made as specified in the Series Supplement applicable to that particular Series or Class of Certificates.

(d)   With respect to any computations or calculations to be made under this Agreement, the applicable Series Supplement and the Certificates, except as otherwise provided, (i) all percentages resulting from any calculation of accrued interest will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and (ii) all currency amounts will be rounded to the nearest one hundredth of a unit (with .005 of a unit being rounded upward).

(e)   Notwithstanding any other provisions in this Agreement, the right of the Holder of any Certificate to receive any of the payments described above in this Section 5.6, and to institute suit for the enforcement of any such payment on or after the date such payment is payable, shall not be impaired without the consent of such Holder.

Section 5.7   Persons Deemed Owners.  The Depositor, the Trustee and the Administrative Agent, if any, and any agent of the Depositor, the Trustee or the Administrative Agent, if any, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions of principal of (and premium, if any) and (subject to Section 5.6) interest, if any, on such Certificate and for all other purposes whatsoever, whether or not such Certificate be overdue, and neither the Depositor, the Trustee, the Administrative Agent, if any, nor any agent of the Depositor, the Trustee nor the Administrative Agent, if any, shall be affected by notice to the contrary.  All distributions made to any Holder, or upon its order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys distributable upon such Certificate.

None of the Depositor, the Trustee, the Administrative Agent, if any, or any of their agents will have any responsibility or liability for any aspect of the records relating to or distributions made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.  In connection with any notice or other communication to be provided to Holders pursuant to this Agreement by the Trustee with respect to any consent or other action to be taken by Holders, the Trustee shall establish a record date for such consent or other action and in the case of Global Certificates, give the Depositary notice of such record date not less than 15 calendar days in advance of such record date to the extent possible.  Such record date shall be the later of thirty (30) days prior to the first solicitation of such consent or other action or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 3.20 hereof.

Section 5.8   Cancellation.  Unless otherwise specified pursuant to Section 5.1 for Certificates of any Series, all Certificates surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.  No Certificates shall be authenticated in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement.

Section 5.9 Global Securities.  (a)  If the Series Supplement pursuant to Section 5.1 provides that a Series (or Class within such Series) of Certificates shall be represented by one or more Global Securities, then the Depositor shall prepare and the Trustee shall execute, authenticate and deliver one or more Global Securities that (i) shall represent an aggregate initial Stated Amount, Notional Amount or Face Amount, as applicable, equal to the aggregate initial Stated Amount, Notional Amount or Face Amount, as applicable, of the Certificates of such Series or Class to be represented by such one or more Global Securities, (ii) shall be registered, in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for the individual Certificates represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

No Holder of a Certificate of such Series or Class will receive a Definitive Certificate representing such Holder’s interest in such Certificate or Certificates, except as provided in Section 5.11.  Unless and until definitive, fully registered Certificates (the “Definitive Certificates”) have been issued to Holders of such Series or Class pursuant to Section 5.11:

(i)      the provisions of this Section 5.9 shall be in full force and effect;

(ii)     the Certificate Registrar and the Trustee shall be entitled to deal with the Depositary for all purposes of this Agreement (including the distribution of amounts payable in respect of the Certificates and the giving of instructions or directions hereunder) as the sole Holder of the Certificates of such Series or Class, and shall have no obligation to the owners of beneficial interests in such Series or Class (collectively, the “Certificate Owners”);

(iii)   to the extent that the provisions of this Section 5.9 conflict with any other provisions of this Agreement, the provisions of this Section 5.9 shall control;

(iv)   the rights of Certificate Owners of such Series or Class shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Certificate Owners and the Depositary or its Participants; and

(v)   whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Certificates of such Series or Class evidencing a specified percentage of the aggregate Voting Rights of such Series or Class, the Depositary shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners of such Series or Class or Participants in such Depositary’s system owning or representing, respectively, such required percentage of the beneficial interest in the Certificates of such Series or Class and has delivered such instructions to the Trustee.

(b)   Each Depositary designated pursuant to Section 5.1 for a Global Security in registered form must, at the time of its designation and at all times while it serves as such Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

Section 5.10   Notices to Depositary.  Whenever a notice or other communication to the Holders of a Series or Class within such Series represented by one or more Global Securities is required under this Agreement, unless and until Definitive Certificates for such Series or Class shall have been issued to such Certificate Owners pursuant to Section 5.11, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Certificates of such Series to the Depositary, and shall have no obligation to the Certificate Owners.

Section 5.11   Definitive Certificates.  If in respect of a Series (or Class within such Series) represented by one or more Global Securities (i) the Depositor advises the Trustee in writing that the Depositary is no longer willing or able to properly discharge its responsibilities with respect to the Certificates of such Series or Class and the Depositor is unable to locate a qualified successor, (ii) to the extent permitted by law, the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system for such Series or Class through the Depositary or (iii) after the occurrence of an Administrative Agent Termination Event, Certificate Owners representing beneficial interests aggregating at least a majority (or such other percentage that may be specified in a Series Supplement) of the Voting Rights of the Certificates of such Series or Class advise the Depositary in writing that the continuation of a book-entry system for such Series or Class through the Depositary is no longer in the best interests of the Certificate Owners of such Series or Class, then the Depositary shall notify all Certificate Owners or Participants in the Depositary’s system with respect to such Series or Class and the Trustee of the occurrence of any such event and of the availability of Definitive Certificates for such Series or Class to Certificate Owners of such Series or Class.  Upon surrender to the Trustee of the Global Securities of such Series or Class by the Depositary, accompanied by registration instructions, the Depositor shall prepare and the Trustee shall execute, authenticate and deliver the Definitive Certificates of such Series or Class in accordance with the instructions of the Depositary.  None of the Depositor, the Certificate Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates of such Series or Class, the Trustee shall recognize the holders of the Definitive Certificates of such Series or Class as Holders.

Section 5.12   Currency of Distributions in Respect of Certificates.  (a)  Except as otherwise specified pursuant to Section 5.1 for Certificates of any Series (or Class within such Series), distributions of the principal of (and premium, if any) and interest on Certificates of such Series or Class will be made in Dollars.

(b)   For purposes of any provision of the Agreement where the Holders of Outstanding Certificates may perform an act that requires that a specified percentage of the aggregate Voting Rights of the Certificates of all Series perform such act and for purposes of any decision or determination by the Trustee of amounts due and not distributed for the principal of (and premium, if any) and interest on the Certificates of all Series in respect of which moneys are to be disbursed ratably, the principal of (and premium, if any) or notional amount of, as applicable, and interest on the Outstanding Certificates denominated in a Foreign Currency will be the amount in Dollars based upon exchange rates, determined as specified pursuant to Section 5.1 for Certificates of such Series, as of the date for determining whether the Holders entitled to perform such act have performed it or as of the date of such decision or determination by the Trustee, as the case may be.

(c)   With respect to Certificates of any Series (or Class within such Series), any decision or determination to be made regarding exchange rates shall be made by an Exchange Rate Agent appointed by the Depositor; provided that such Exchange Rate Agent shall accept such appointment in writing and the terms of such appointment shall be acceptable to the Trustee and shall, in the opinion of the Depositor at the time of such appointment, require such Exchange Rate Agent to make such determination by a method consistent with the method provided in the applicable Series Supplement for the making of such decision or determination.  All decisions and determinations of such Exchange Rate Agent regarding exchange rates shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Depositor, the Trustee and all Holders of the Certificates of such Series or Class.

(d)   If distributions in respect of a Certificate are required to be made in a Specified Currency other than Dollars and such currency is unavailable due to the imposition of exchange controls or other circumstance beyond the control of the Trustee, the Administrative Agent, if any, and the Depositor or is no longer used by the government of the country issuing such Specified Currency or is no longer commonly used for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such Certificate shall be made in Dollars until such Specified Currency is again so used in the manner specified in the related Series Supplement.

Section 5.13   Conditions of Authentication and Delivery of New Series.  Certificates of a new Series may be issued at any time and from time to time after the execution and delivery of this Agreement.  The Depositor shall prepare Certificates of such Series for the Trustee and the Trustee shall execute, authenticate and deliver such Certificates upon a Depositor Order and upon delivery by the Depositor to the Trustee of the following:

(1)   Board Resolution.  A Board Resolution (or action by a Person authorized by Board Resolution) authorizing the execution, authentication and delivery of the Certificates and specifying the Series, the Classes within such Series and their respective Final Scheduled Distribution Dates, priorities as to distributions of principal, premium (if any) and interest, aggregate initial Stated Amounts, Notional Amounts or Face Amount, if any, and Pass Through Rates, if any, of each Class of such Series of Certificates to be authenticated and delivered and the method of calculation thereof.

(2)   Series Supplement.  A Series Supplement consistent with the applicable provisions of this Agreement, accompanied by a Board Resolution (or action by a Person authorized by Board Resolution) authorizing such Series Supplement (and, in the case of the first Series to be authenticated and delivered hereunder, authorizing this Agreement).

(3)   Certificates of the Depositor.

(a)
An Officer’s Certificate of the Depositor, dated as of the Closing Date, to the effect that the Depositor is not in breach of this Agreement and that the issuance of the Certificates applied for will not result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, the Depositor’s limited liability company agreement, or any indenture, mortgage, deed of transfer or other agreement or instrument to which the Depositor is a party or by which it or its property is bound or any order of any court or administrative agency entered in any Proceeding to which the Depositor is a party or by which it or its property may be bound or to which it or its property may be subject.

(b)
An Officer’s Certificate of the Depositor, dated as of the Closing Date, to the effect that attached thereto are true and correct copies of letters signed by the Rating Agency (or other evidence satisfactory to the Trustee) and confirming that the related Certificates have received the Required Rating, if applicable.

(c)
An Officer’s Certificate of the Depositor, dated as of the Closing Date, to the effect that (i) all conditions precedent to the authentication and delivery of this Series Supplement have been satisfied (ii) all conditions precedent to the authentication and delivery of the Certificates have been satisfied and (iii) the Certificates have been duly executed, authenticated and delivered in accordance with the terms of the related Trust Agreement, and when sold in the manner described in the Registration Statement, any amendment thereto and the form of prospectus and form of prospectus supplement relating thereto, the Certificates will be legally issued, fully paid, non-assessable and binding obligations of the Trust, and the holders of the Certificates will be entitled to the benefits of the Trust Agreement, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(4)   Requirements of Series Supplement.  Such other funds, accounts, documents, certificates, agreements, instruments or opinions as may be required by the terms of the Series Supplement creating such Series.

Section 5.14   Appointment of Paying Agent.  The Trustee may appoint one or more paying agents (each, a “Paying Agent”) with respect to the Certificates of any Series.  Any such Paying Agent shall be authorized to make distributions to Certificateholders of such Series from the Certificate Account for such Series pursuant to the provisions of the applicable Series Supplement and shall report the amounts of such distributions to the Trustee.  Any Paying Agent shall have the revocable power to withdraw funds from such Certificate Account for the purpose of making the distributions referred to above.  The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect.  The Paying Agent shall initially be the Trustee and any co-paying agent chosen by the Depositor and acceptable to the Trustee, including, if and so long as any Series or Class within such Series is listed on the

Luxembourg Stock Exchange and such exchange so requires, a co-paying agent in Luxembourg or another European city.  Any Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ notice to the Trustee.  In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor or additional Paying Agent.  The Trustee shall cause each successor to act as Paying Agent to execute and deliver to the Trustee an instrument in which such successor or additional Paying Agent shall agree with the Trustee that (i) it will hold all sums, if any, held by it for distribution to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be distributed to such Certificateholders and (ii) it will give the Trustee notice of any default by any obligor on the applicable Series of Certificates or on the Underlying Securities.  The Paying Agent shall return all unclaimed funds to the Trustee and upon removal shall also return all funds in its possession to the Trustee.  The provisions of Sections 8.1, 8.2, 8.3, 8.5 and 8.9 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent.  Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.  Notwithstanding anything contained herein to the contrary, the appointment of a Paying Agent pursuant to this Section 5.14 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Agreement other than with respect to funds paid to such Paying Agent.

Section 5.15   Authenticating Agent.  (a)  The Trustee with the prior consent of the Depositor may appoint one or more Authenticating Agents (each, an “Authenticating Agent”) with respect to the Certificates of any Series which shall be authorized to act on behalf of the Trustee in authenticating such Certificates in connection with the issuance, delivery and registration of transfer or exchange of such Certificates.  Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent must be acceptable to the Depositor and the Administrative Agent, if any.  Notwithstanding anything contained herein to the contrary, the appointment of an Authenticating Agent pursuant to this Section 5.15 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Agreement.

(b)   Any institution succeeding to the corporate agency business of any Authenticating Agent shall continue to be an Authenticating Agent without the execution or filing of any power or any further act on the part of the Trustee or such Authenticating Agent.  An Authenticating Agent may at any time resign by giving notice of resignation to the Trustee and to the Depositor.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving notice of termination to such Authenticating Agent and to the Depositor.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time an Authenticating Agent shall cease to be acceptable to the Trustee or the Depositor, the Trustee promptly may appoint a successor Authenticating Agent.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless acceptable to the Administrative Agent, if any, and the Depositor.  The Depositor agrees to pay to each Authenticating Agent for whom its consent has been given from time to time reasonable compensation for its services under this Section.  The provisions of Section 8.1, 8.2 and 8.3 shall be applicable to any Authenticating Agent.

(c)   Pursuant to an appointment made under this Section, the Certificates may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Certificates described in the Trust Agreement and the related Series Supplement.

as Authenticating Agent
for the Trustee,

By:
Authorized Signatory

Section 5.16   Events of Default.  If any Event of Default shall occur and be continuing with respect to any class of Certificates, then, and in each and every case, the Trustee shall exercise any rights in respect of the related Underlying Securities as provided in the applicable Series Supplement.

Section 5.17   Control by Holders.  Any time the consent of any percentage of the Holder of the Certificates is required for any action, direction or waiver under this Agreement or any Series Supplement, the Trustee shall provide written notice of such action, direction or waiver to each applicable Rating Agency.  The Holders of Outstanding Certificates representing the Required Percentage – Direction of Trustee shall, subject to provision being made for indemnification against costs, expenses and liabilities in a form satisfactory to the Trustee, have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee with respect to any Issuer Payment Default; provided, however, that:

(i)   such direction shall not be in conflict with any rule of law or with this Agreement;

(ii)   subject to Section 8.7, the Trustee need not take any action that it determines might cause it to incur any liability or might materially adversely affect the rights of any Holders not consenting to such action.

Section 5.18   Waiver of Past Defaults.  The Holders of Outstanding Certificates representing the Required Percentage – Direction of Trustee may waive any past default and its consequences except (i) an Issuer Payment Default or other default in the payment of principal of or interest on any of the Certificates or (ii) a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Certificate.  In the case of any such waiver, the Depositor, the Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

ARTICLE VI

THE DEPOSITOR AND THE ADMINISTRATIVE AGENT

Section 6.1   Preparation and Filing of Exchange Act Reports; Obligations of the Depositor and the Administrative Agent.  (a)  The Administrative Agent, if any, shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and the related Series Supplement.  The Depositor (or, if provided in the related Series Supplement, the Administrative Agent) shall:

(1)   on behalf of the Trust, prepare for signature by the Depositor and file with the Commission, following the execution thereof by the Depositor, within the time period set forth below, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe), if any, which the Depositor on behalf of the Trust may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or otherwise required by Regulation AB (collectively, “Reports”) with respect to the Trust.

(2)   The names of such Reports and the dates on which they are required to be filed with the Commission are as follows:

(i)     Form 8-K, in substantially the form previously provided by the Depositor to the Trustee, within 15 calendar days after the Closing Date and each Distribution Date, and within the time advised to the Trustee by the Depositor if the filing of Form 8-K is necessary for any other reason;

(ii)    Form 10-D, in substantially the form previously provided by the Depositor to the Trustee, within 15 calendar days after each Distribution Date; and

(iii)   Form 10-K, in substantially the form previously provided by the Depositor to the Trustee, within 90 calendar days after December 31 of each year;

(iv)   such other Reports as the Depositor requests the Trustee to prepare and file from time to time as may be required pursuant to Section 13 or 15(d) of the Exchange Act or as otherwise required by Regulation AB;

(3)   receive from the Trustee, within 15 days after the Depositor is required to file the same with the Commission, such additional information, documents and reports with respect to compliance by the Trustee with the conditions and covenants of this Agreement, if any, as may be required to be filed with the Commission from time to time by such rules and regulations;

(4)   deliver to the Trustee, for transmission by mail to all Holders described in TIA Section 313(c), in the manner and to the extent provided therein, such summaries of any information, documents and reports required to be filed by the Depositor and received pursuant to clauses (1) and (2) of this Section 6.1(a), if any, as may be required by rules and regulations prescribed from time to time by the Commission.

The Trustee acknowledges and agrees that the performance of the Depositor’s (or, if applicable, the Administrative Agent’s) obligations under this Section 6.1 is in part dependent upon the Trustee providing certain of the relevant information to be included in the applicable reports in a timely fashion. The Trustee shall reasonably cooperate with the Depositor (and the Administrative Agent, if applicable) in connection with the Depositor’s (or, if applicable, the Administrative Agent’s) performance of its obligations under this Section 6.1.

(b)   The Depositor shall deliver to the Trustee if required for filing with the Commission as part of any Form 10-K for a Series, not less often than annually, a certification signed by an Executive Officer who is the senior officer in charge of securitization of the Depositor (within the meaning of Regulation AB), dated as of the date set forth in the Series Supplement for such year, that contains each of the items required by, and is in form and substance consistent with, Item 601(31) of Regulation S-K.

(c)   If and only if the Series Supplement provides for the pledge of the Underlying Securities to the Trustee (and not merely the transfer, assignment, conveyance and sale, without recourse, thereof to the Trustee), on the Closing Date, the Depositor shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Agreement, any agreements supplemental hereto and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements as are necessary to perfect and make effective the lien and security interest of this Agreement and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

(d)   If and only if the Series Supplement provides for the pledge of the Underlying Securities to the Trustee (and not merely the transfer, assignment, conveyance and sale, without recourse, thereof to the Trustee), at least annually after the Closing Date, the Depositor shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Agreement, any agreements supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Agreement and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the lien and security interest created by this Agreement.  Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Agreement, any agreements supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Agreement until such date in the following calendar year.

(e)    If and only if the Series Supplement provides for the pledge of the Underlying Securities to the Trustee (and not merely the transfer, assignment, conveyance and sale, without recourse, thereof to the Trustee),

(i)    whenever any property or securities are to be released from the lien of this Agreement, the Depositor shall furnish to the Trustee an Officer’s Certificate of the Depositor certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Agreement in contravention of the provisions hereof.

(ii)    whenever the Depositor is required to furnish to the Trustee an Officer’s Certificate of the Depositor certifying or stating the opinion of any signatory thereof as to the matters described in clause (i) above, the Depositor shall also furnish to the Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities released from the lien of this Agreement since the commencement of the then current calendar year, as set forth in the certificates required by clause (i) above and this clause (ii), equals 10% or more of the principal amount of the Outstanding Certificates, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate of the Depositor is less than $25,000 or less than one percent of the then principal amount of the Outstanding Certificates.

(iii)   prior to the deposit with the Trustee of any securities that are to be made the basis for the authentication and delivery of Certificates, the withdrawal of cash constituting a part of the trust estate or the release of any property or securities subject to the lien of this Agreement, the Depositor shall furnish to the Trustee an Officer’s Certificate of the Depositor certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Depositor of the securities to be so deposited.

(iv)   whenever the Depositor is required to furnish to the Trustee an Officer’s Certificate of the Depositor described in clause (iii) above, the Depositor shall also deliver to the Trustee an Independent Certificate as to the same matters, if the fair value to the Depositor of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current fiscal year of the Depositor, as set forth in the certificates delivered pursuant to clause (iii) above and this clause (iv), is 10% or more of the principal amount of the Outstanding Certificates, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Depositor as set forth in the related Officer’s Certificate of the Depositor is less than $25,000 or less than one percent of the principal amount of the Outstanding Certificates.

(v)   subject to the payment of its fees and expenses hereunder, the Trustee may, and when required by the provisions of this Agreement, shall, execute instruments to release property from the lien of this Agreement, or convey the Trustee’s interest in the same, in a manner and under circumstances that are consistent with the provisions of this

Agreement upon receipt of an Officer’s Certificate of the Depositor stating that all covenants and conditions precedent in this Agreement to such release of property and execution of instruments, if any, to release property have been complied with.  No party relying upon an instrument executed by the Trustee in connection therewith shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(vi)   the Trustee shall at such time as there are no Outstanding Certificates and all sums due to the Trustee hereunder have been paid, release any remaining portion of the trust estate that secured the Certificates from the lien of this Agreement and release to the Depositor or any other Person entitled thereto any funds then included in the trust estate.

(f)      Upon any application or request by the Depositor to the Trustee to take any action under the provisions of this Agreement, which action is subject to the satisfaction of a condition precedent (including any covenants compliance with which constitutes a condition precedent), the Depositor shall furnish to the Trustee: (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of the TIA, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement, no additional certificate or opinion need be furnished.  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

(i)      a statement that such signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)   a statement that, in the judgment of each such signatory, such signatory has made such examination or investigations as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)   a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

Section 6.2   Merger or Consolidation of the Depositor or the Administrative Agent.  (a)  Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its formation, and the Administrative Agent, if any, will keep in full effect its existence, rights and franchises under the laws of the jurisdiction of its formation or association.  The Depositor and the Administrative Agent, if any, each will obtain and preserve its qualification to do business as a foreign corporation, limited liability company or association in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Underlying Securities and to perform its respective duties under this Agreement.

(b)   The Depositor and an Administrative Agent, if any, may consolidate or merge with or into any other Person, provided that:

(i)      the Person (if other than the Depositor or Administrative Agent, as applicable) formed by or surviving such consolidation or merger shall expressly assume, by an agreement supplemental hereto executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance or observance of every agreement and covenant of this Agreement on the part of the Depositor or Administrative Agent, as applicable, to be performed or observed, all as provided herein and in the applicable Series Supplement or Supplements;

(ii)   immediately after giving effect to such transaction, no Administrative Agent Termination Event or event which with the passage of time or notice or both would become an Administrative Agent Termination Event shall have occurred and be continuing;

(iii)   the Rating Agency Condition shall have been satisfied with respect to such transaction; and

(iv)   the Depositor or Administrative Agent, as applicable, shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental agreement comply with this Article VI and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 6.3   Limitation on Liability of the Depositor and the Administrative Agent.  (a)  Unless otherwise expressly specified in this Agreement or a Series Supplement, neither the Administrative Agent, if any, nor the Depositor shall be under any obligation to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder or under a Series Supplement or in the exercise of any of its rights or powers if reasonable grounds exist for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(b)   Neither the Depositor, an Administrative Agent, if any, nor any of the directors, officers, employees or agents of the Depositor or such Administrative Agent shall be under any liability to any Trust or the Certificateholders of any Series for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, any such Administrative Agent or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on such Administrative Agent pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

Neither the Depositor nor an Administrative Agent, if any, shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that either of the Depositor or such Administrative Agent may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  The legal expenses and costs of such action and any liability resulting (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) may be allocated between the Depositor and the Administrative Agent, if specified in the applicable Series Supplement.

Section 6.4   Limitation on Resignation of the Administrative Agent.  An Administrative Agent appointed pursuant to the applicable Series Supplement shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment by the Trustee of a successor administrative agent and receipt by the Trustee of a letter from the Rating Agency that such a resignation and appointment will satisfy the Rating Agency Condition or (b) upon a determination that its duties hereunder are no longer permissible under applicable law.  Any such determination pursuant to clause (b) of the preceding sentence permitting the resignation of the Administrative Agent shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Depositor.  No resignation of an Administrative Agent shall become effective until a successor administrative agent shall have assumed the Administrative Agent’s responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

Section 6.5   Rights of the Depositor in Respect of the Administrative Agent.  An Administrative Agent appointed pursuant to the applicable Series Supplement shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Administrative Agent in respect of its rights and obligations hereunder and access to officers of the Administrative Agent responsible for such obligations.  Upon request, the Administrative Agent shall furnish to the Depositor and the Trustee the Administrative Agent’s most recent financial statements and such other information relating to its capacity to perform its obligations under this Agreement as the Administrative Agent possesses.  To the extent such information is not otherwise available to the public, the Depositor and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Administrative Agent’s written consent, except as required pursuant to this Agreement to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee or the Trust.  The Depositor may, but is not obligated to, enforce the obligations of the Administrative Agent under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Administrative Agent under this Agreement or exercise the rights of the Administrative Agent under this Agreement; provided, however, that the Administrative Agent shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee.  The Depositor shall not have any responsibility or liability for any action or failure to act by the Administrative Agent and is not obligated to supervise the performance of the Administrative Agent under this Agreement or otherwise.

Section 6.6   Depositor May Purchase Certificates.  The Depositor may at any time purchase Certificates in the open market or otherwise.  Certificates so purchased by the Depositor may, at the discretion of the Depositor, be held or resold.  Certificates beneficially owned by the Depositor will be disregarded for purposes of determining whether the required percentage of the aggregate Voting Rights has given any request, demand, authorization, direction, notice, consent or waiver hereunder.

Section 6.7   The Administrative Agent and Other Parties.  The Person serving as an Administrative Agent, if any, appointed pursuant to the applicable Series Supplement may be the Depositor, the Trustee or an Affiliate of either thereof, and may have normal business relationships with the Depositor, the Trustee or any Affiliates thereof.

Section 6.8   Preferential Collection of Claims Against Depositor.  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent required by TIA Section 311(a).

ARTICLE VII

ADMINISTRATIVE AGENT TERMINATION EVENTS

Section 7.1   Administrative Agent Termination Events.  (a)  “Administrative Agent Termination Event,” wherever used herein with respect to any Series of Certificates, means any one of the following events:

(i)      a failure by any Administrative Agent specified in the applicable Series Supplement to remit to the Trustee, pursuant to the terms of this Agreement, any funds in respect of collections on Underlying Securities, Credit Support, if any, and Advances, if any, collected by the Administrative Agent pursuant to the terms of this Agreement that continues unremedied for a period of two days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Administrative Agent by the Depositor or the Trustee (in which case notice may be provided by telecopy), or to the Administrative Agent, the Depositor and the Trustee by the Holders of Certificates of such Series representing at least 25% of the aggregate Voting Rights; or

(ii)   a failure on the part of any Administrative Agent specified in the applicable Series Supplement to observe or perform in any material respect any other of the covenants or agreements on the part of the Administrative Agent contained in the Certificates of such Series or in this Agreement which continues unremedied for a period of 10 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Administrative Agent by the Depositor or the

Trustee, or to the Administrative Agent, the Depositor and the Trustee by the Holders of Certificates of such Series representing at least 25% of the aggregate Voting Rights; or

(iii)   a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding up or liquidation of its affairs, shall have been entered against the Administrative Agent, if any, specified in the applicable Series Supplement and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days; or

(iv)   any Administrative Agent specified in the applicable Series Supplement shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Administrative Agent or of or relating to all or substantially all its property; or

(v)   any Administrative Agent specified in the applicable Series Supplement shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)   if so specified in the related Series Supplement, any failure of the Administrative Agent, if any, specified in the applicable Series Supplement to make any Advances required to be made from its own funds pursuant to Section 4.3 which continues unremedied until twelve o’clock noon New York City time on the Business Day immediately following the day on which such Advance was required to have been made; or

(vii)   any additional Administrative Agent Termination Event that may be specified with respect to such Series in the related Series Supplement.

Each Series Supplement shall specify as to each of the foregoing clauses requiring a vote of Holders of different Classes the circumstances and manner in which the aggregate Voting Rights applicable to each such clause shall be calculated.

(b)   Unless otherwise provided in the applicable Series Supplement and provided an Administrative Agent shall have been appointed pursuant to the applicable Series Supplement, so long as an Administrative Agent Termination Event with respect to the related Series of Certificates shall have occurred and be continuing, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates evidencing not less than the “Required Percentage – Administrative Agent Termination” (as such term may be defined in the related Series Supplement, if applicable) of the aggregate Voting Rights, the Trustee shall, by notice in writing to such Administrative Agent (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor) terminate all the rights and obligations of the Administrative

Agent specified in the applicable Series Supplement in its capacity as Administrative Agent with respect to such Series under this Agreement and the Underlying Securities relating to such Series (other than any Retained Interest of the Administrative Agent, if any).  On or after the receipt by such Administrative Agent of such written notice, all authority and power of the Administrative Agent under this Agreement relating to such Series, whether with respect to the Certificates (other than as a Holder of any Certificate) of such Series or the Underlying Securities relating to such Series or otherwise, shall pass to and be vested in the Depositor pursuant to and under this Section 7.1(b), and without limitation, the Depositor is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Administrative Agent, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of such Underlying Securities and related documents, or otherwise.  The Administrative Agent, if any, specified in the applicable Series Supplement agrees promptly (and in any event not later than ten Business Days subsequent to such notice) to provide the Depositor with all documents and records requested by it to enable it to assume the functions of the Administrative Agent under this Agreement relating to such Series, and to cooperate with the Depositor and the Trustee in effecting the termination of the Administrative Agent’s responsibilities and rights under this Agreement relating to such Series, including the transfer within one Business Day to the Trustee for administration by it of all cash amounts and investments which shall at the time be or should have been credited by the Administrative Agent to the Certificate Account relating to such Series or thereafter be received with respect to such Underlying Securities; provided, however, that the Administrative Agent shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.3 notwithstanding any such termination.

Section 7.2   Trustee to Act; Appointment of Successor.  On and after the time an Administrative Agent, if any, specified in the applicable Series Supplement receives a notice of termination pursuant to Section 7.1, unless otherwise specified in the applicable Series Supplement, the Depositor or a party appointed by the Depositor shall be the successor in all respects to the Administrative Agent in its capacity as Administrative Agent under this Agreement or the applicable Series Supplement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Administrative Agent (except for any representations or warranties of the Administrative Agent under this Agreement and except as otherwise provided herein or in the applicable Series Supplement) by the terms and provisions hereof including the Administrative Agent’s obligation, if any, to make Advances pursuant to Section 4.3; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make Advances, then the Trustee shall not be obligated to make such Advances pursuant to Section 4.3; and provided further, that any failure to perform such duties or responsibilities caused by the Administrative Agent’s failure to provide information required by Section 7.1 shall not be considered a default by the Trustee as successor to the Administrative Agent hereunder.  As compensation therefor, the Trustee shall be entitled to the amounts relating to the Underlying Securities of a given Series to which such Administrative Agent would have been entitled if the Administrative Agent had continued to act hereunder.  Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Holders of Certificates of such Series evidencing not less than the Required Percentage – Administrative

Agent Termination of the aggregate Voting Rights, so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, an Administrative Agent having a net worth of not less than $15,000,000, as the successor to such Administrative Agent under this Agreement with respect to such Series in the assumption of all or any part of the responsibilities, duties or liabilities of such Administrative Agent under this Agreement with respect to such Series.  The Trustee shall provide to the Rating Agencies prior written notice of the appointment of any successor Administrative Agent.  The Trustee, the Depositor and any such successor Administrative Agent may agree upon the compensation to be paid with respect thereto; provided, however, that in no event shall such compensation be greater than the compensation payable to the Administrative Agent under this Agreement.  No appointment of a successor Administrative Agent under this Agreement shall be effective until the assumption by the successor Administrative Agent of all the responsibilities, duties and liabilities placed on the Administrative Agent hereunder and under the related Series Supplement.  Pending appointment of a successor Administrative Agent under this Agreement, the Trustee shall act in such capacity as and to the extent hereinabove provided.

Section 7.3   Notification to Certificateholders.  (a)  Upon any such termination pursuant to Section 7.2 or appointment of a successor Administrative Agent, the Trustee shall give prompt written notice thereof to Certificateholders of the affected Series in the manner provided in Section 10.5.

(b)   Within 60 days after the occurrence of any Administrative Agent Termination Event or event which but for the lack of notice or passage of time or both would constitute an Administrative Agent Termination Event with respect to any Series, the Trustee shall transmit by mail to all Certificateholders of such Series notice of each such Administrative Agent Termination Event or event which but for lack of notice or passage of time or both would constitute an Administrative Agent Termination Event which is known to the Trustee, unless such Administrative Agent Termination Event or event which but for lack of notice or passage of time or both would constitute an Administrative Agent Termination Event shall have been cured or waived.

Section 7.4   Waiver of Administrative Agent Termination Events.  Unless otherwise provided in the applicable Series Supplement, the Holders of Certificates of the related Series evidencing not less than 66 2/3% of the aggregate Voting Rights may, on behalf of all Certificateholders of such Series, (i) if so provided in the applicable Series Supplement, waive compliance by the Depositor, the Trustee or the Administrative Agent, if any, with certain restrictive provisions of this Agreement as set forth in such Series Supplement prior to the time such compliance is required and (ii) waive any Administrative Agent Termination Event or event which but for lack of notice or passage of time or both would constitute an Administrative Agent Termination Event with respect to such Series; provided, however, that an Administrative Agent Termination Event or event which but for lack of notice or passage of time or both would constitute an Administrative Agent Termination Event with respect to such Series regarding the failure to distribute, in accordance with the terms of this Agreement, amounts received with respect to any Underlying Security or any such event with respect to such Series in respect of a covenant or provision of this Agreement the modification or amendment of which would require the consent of the Holders of all outstanding Certificates of such Series, may be waived only by all the Certificateholders of such Series.  Upon any such waiver of an Administrative Agent

Termination Event or event which but for lack of notice or passage of time or both would constitute an Administrative Agent Termination Event with respect to such Series, such Administrative Agent Termination Event  or event which but for lack of notice or passage of time or both would constitute an Administrative Agent Termination Event shall cease to exist and shall be deemed to have been remedied for every purpose hereunder.  No such waiver shall extend to any subsequent or other Administrative Agent Termination Event or event which but for lack of notice or passage of time or both would constitute an Administrative Agent Termination Event or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE VIII

CONCERNING THE TRUSTEE

Section 8.1   Duties of Trustee; Notice of Defaults.  (a)  Except during the continuance of an Administrative Agent Termination Event or an Event of Default with respect to any Series, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee.  During the period an Administrative Agent Termination Event or Event of Default with respect to any Series shall have occurred and be continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)   The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).  If any such instrument is found not to conform to the requirements of this Agreement, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee’s satisfaction, the Trustee will provide notice thereof to the Depositor, Administrative Agent, if any, the Certificateholders and the Rating Agencies, if any.  In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement.

(c)   No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i)      Nothing in this Section 8.1(c) shall be construed to limit the effect of Sections 8.1(a) and 8.1(b) of this Agreement;

(ii)   the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)   the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of the Required Percentage – Direction of Trustee of the aggregate Voting Rights of a given Series (or Class or group of Classes within such Series) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

(iv)   the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(v)   except for actions expressly authorized by this Agreement, the Trustee shall take no actions reasonably likely to impair the interests of the Trust in any Underlying Security now existing or hereafter acquired or to impair the value of any Underlying Security now existing or hereafter acquired;

(vi)   except as expressly provided in this Agreement, the Trustee shall not engage in any activity other than those required or authorized by the terms of this Agreement.  In particular, after the Closing Date the Trustee shall not purchase or otherwise acquire any additional securities, modify or permit the modification of any Trust asset or otherwise vary the investment of the Certificateholders or incur or modify any obligations, (i) except as expressly required or permitted by the terms of this Agreement or (ii) unless the Trustee obtains, at the expense of the Certificateholders, an Opinion of Counsel to the effect that such acquisition, incurrence or modification will not cause the Trust (unless otherwise indicated in a related Series Supplement) to fail to be classified as a grantor trust for federal income tax purposes; and

(vii)   in the event that the Paying Agent or the Certificate Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or Certificate Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon its knowledge thereof to perform such obligation, duty or agreement in the manner so required.

(d)   The Trustee shall have the legal power to exercise all of the rights, powers and privileges of holders of the Underlying Securities in which the Certificates evidence an interest.  However, neither the Trustee (except as specifically provided herein or in the TIA) nor the Depositor shall be under any obligation whatsoever to appear in, prosecute or defend any action, suit or other proceeding in respect of Underlying Securities or Certificates.

(e)    Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(f)      If there is an event of default (as defined in the indenture or other document pursuant to which the Underlying Securities were issued) with respect to any

Underlying Security and such default is known to the Trustee, the Trustee shall promptly give notice to the Depositary or, if the Certificates are Definitive Certificates, directly to Holders thereof as provided in Section 10.5 hereof (and in the manner and to the extent provided in TIA Section 313(c)); provided, however, that, except in the case of an event of default in the payment of the principal of (or premium, if any) or interest on any Underlying Securities, the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Underlying Securities.  Such notice shall set forth (i) the identity of the Underlying Securities, (ii) the date and nature of such default, (iii) the face amount of the obligation to which such default relates, (iv) the identifying numbers of the Series and Class of Certificates, or any combination, as the case may be, evidencing the obligations (or portions thereof) described above in clause (iii), and (v) any other information which the Trustee may deem appropriate.

(g)   Holders of Certificates shall have no recourse against the Depositor or the Trustee for payment defaults on the Underlying Securities.

(h)   The Trustee shall comply with all obligations imposed on it pursuant to the WHFIT Regulations.  For the avoidance of doubt, the Depositor shall not be liable for any penalties or other costs attributable to any failure by the Trustee to comply with the WHFIT Regulations.

Section 8.2   Certain Matters Affecting the Trustee.  (a)  Except as otherwise provided in Section 8.1:

(i)      the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)   the Trustee may consult with counsel and any written advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel;

(iii)   the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Administrative Agent Termination Event or Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv)   the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)   the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document believed by it to be genuine, unless requested in writing to do so by Holders of the Required Percentage – Direction of Trustee of the aggregate Voting Rights of the affected Series (or Class or Classes within any such Series), as specified by the applicable Series Supplement; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

(vi)   the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and shall not be liable for such persons’ actions if it has selected such persons with reasonable care;

(vii)   the Trustee shall not be personally liable for any loss resulting from the investment of funds held in any Certificate Account or Reserve Account at the direction of an Administrative Agent or the Depositor pursuant to Section 3.10;

(viii)     any request or direction of the Depositor mentioned herein shall be sufficiently evidenced by a Depositor Request or Depositor Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(ix)   whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer's Certificate;

(x)   in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(xi)   the Trustee shall not be deemed to have notice of any Administrative Agent Termination Event or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Underlying Securities and this Agreement;

(xii)   the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(xiii)   the Trustee may request that the Depositor deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement; and

(xiv)      In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(b)   All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates of any Series (or Class within such Series), or the production thereof at the trial or other Proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

Section 8.3   Trustee Not Liable for Recitals in Certificates or Underlying Securities.  The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates or in any document issued in connection with the sale of the Certificates (other than the signature and authentication on the Certificates).  Except as set forth in Section 8.12, the Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates of any Series (other than the signature and authentication on the Certificates) or of any Underlying Security or related document.  The Trustee shall not be accountable for the use or application by the Depositor or the Administrative Agent, if any, of any of the Certificates or of the proceeds of such Certificates.

Section 8.4   Trustee May Own Certificates; Money Held in Trust.  (a)  The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

(b)   Except as otherwise provided herein, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Depositor.

Section 8.5   Trustee’s Fees and Expenses; Indemnification; Undertaking for Costs.  (a)  The Trustee shall be entitled to receive from the Depositor or an affiliate of the Depositor as compensation for the Trustee’s services hereunder, Trustee’s fees pursuant to a separate agreement between the Trustee and the Depositor or an affiliate of the Depositor (which shall not be limited by any provision of law in regard to compensation or payment of a trustee of an express trust), and shall be reimbursed for all reasonable expenses, disbursements and advances incurred or made by the Trustee (including the reasonable compensation, disbursements and expenses of its counsel and other persons not regularly in its employ).  The Depositor shall indemnify and hold harmless the Trustee and its successors, assigns, agents and servants against any and all loss, liability or reasonable expense (including attorney’s fees) incurred by it in connection with the administration of this trust and the performance of its duties thereunder.  The Trustee shall notify the Depositor promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Depositor shall not relieve the Depositor of its obligations hereunder.  The Depositor need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.  The indemnities contained in this Section 8.5(a) shall survive the resignation or termination of the Trustee or the termination of this Agreement.

(b)   Failure by the Depositor to pay, reimburse or indemnify the Trustee shall not entitle the Trustee to any payment, reimbursement or indemnification from the Trust, nor shall such failure release the Trustee from the duties it is required to perform under this Agreement.  Any such unpaid, unreimbursed or unindemnified amounts shall not be borne by the Trust and shall not constitute a claim against the Trust, but shall be borne by the Trustee in its individual capacity.

(c)   All parties to this Agreement agree, and each Holder of any Certificate by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any Proceeding for the enforcement of any right or remedy under this Agreement, or in any Proceeding against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such Proceeding of an undertaking to pay the costs of such Proceeding and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such Proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 8.5(c) shall not apply to:

(i)        any Proceeding instituted by the Trustee;

(ii)   any Proceeding instituted by any Holder, or group of Holders, in each case holding in the aggregate Outstanding Certificates representing more than 10% of the Voting Rights; or

(iii)     any Proceeding instituted by any Holder for the enforcement of the payment of principal or interest on or after the respective due dates expressed in such Certificate and in this Agreement (or, in the case of redemption, on or after the redemption date).

Section 8.6   Eligibility Requirements for Trustee.  (a)  The Trustee shall at all times satisfy the requirements of TIA Section 310(a).  The Trustee hereunder shall at all times be a corporation which is not an Affiliate of the Depositor (but may have normal banking relationships with the Depositor or any obligor with respect to the Underlying Securities with respect to such Series of Certificates and their respective Affiliates) organized and doing business under the laws of any State or the United States, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority.  If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.  Such corporation or association (or its parent) must be rated in one of the four highest rating categories by a nationally recognized statistical rating organization.

(b)   The Trustee shall comply with Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1), any Series Supplement under which other securities are outstanding evidencing ownership interest in obligations of the Underlying Securities Issuer if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 8.7   Resignation or Removal of the Trustee.  (a)  The Trustee may, with respect to any Series of Certificates, at any time resign and be discharged from any trust hereby created by giving written notice thereof to the Depositor, the Administrative Agent, if any, the Rating Agency and to all Certificateholders of such Series.  Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee for such Series by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee.  A copy of such instrument shall be delivered to such Certificateholders and the Administrative Agent, if any, by the Depositor.  If no such successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee for such Series.

(b)   If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.6 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee.  A copy of such instrument shall be delivered to the Certificateholders and the Administrative Agent, if any, by the Depositor.

(c)   The Holders of Certificates of any Series representing the Required Percentage–Removal of Trustee of the aggregate Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact and duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed.  A copy of such instrument shall be delivered to the Certificateholders and the Administrative Agent, if any, by the Depositor.

(d)   Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.8.  Upon any such resignation or removal, the Trustee shall be discharged from all of its obligations and duties in connection with this Agreement.

Section 8.8   Successor Trustee.  (a)  Any successor trustee appointed as provided in Section 8.7 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder (either with respect to a given Series of Certificates or with respect to all Certificates issued under this Agreement), with the like effect as if originally named as trustee herein.  The predecessor trustee shall deliver to the successor trustee all documents and statements and property held by it hereunder, and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.  No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.6.

(b)   Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall transmit notice of the succession of such trustee hereunder to all Holders of Certificates and to the Rating Agency in the manner provided in Section 10.5.

Section 8.9   Merger or Consolidation of Trustee.  Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10   Appointment of Co-Trustee or Separate Trustee.  (a)  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the property of a Trust for a given Series may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the assets of such Trust, and to vest in such Person or Persons, in such capacity, such title to such assets, and, subject to the other provisions of this

Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.  If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Administrative Agent Termination Event shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.6 hereunder and no notice to Holders of Certificates of the appointment of co-trustee or co-trustees or separate trustee or trustees shall be required under Section 8.8 hereof.  Notwithstanding anything contained herein to the contrary, the appointment of a co-trustee pursuant to this Section 8.10 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Agreement.

(b)   In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to an Administrative Agent hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to assets of such Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(c)   Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee.

(d)   Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e)   No Trustee under this Agreement shall be personally liable by reason of any act or omission of any other Trustee hereunder.

Section 8.11   Appointment of Office or Agency.  As specified in a Series Supplement, the Trustee shall appoint an office or agency in the City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for the final distribution with respect thereto, and where notices and demands to or upon the Trustee in respect of the Certificates of the related Series and this Agreement may be served.

Section 8.12   Representations and Warranties of Trustee.  The Trustee represents and warrants that:

(i)      the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or association;

(ii)   neither the execution nor the delivery by the Trustee of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will violate its charter documents or by-laws.

(iii)   the Trustee has full power, authority and right to execute, deliver and perform its duties and obligations as set forth herein and in each Series Supplement to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

(iv)   this Agreement has been duly executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms, except as enforcement may be limited by the applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 8.13   Trustee to Act Only in Accordance With This Agreement or Pursuant to Instructions of Certificateholders.  The Trustee shall only take such action or shall refrain from taking such action under this Agreement as directed pursuant to a specific provision of this Agreement or, if required hereunder, by all the Certificateholders, and the Trustee shall not otherwise act in respect of the Trust; provided, however, that the Trustee shall not be required to take any such action if it reasonably determines, or receives, at the expense of the Certificateholders, an Opinion of Counsel (with copies thereof delivered to the Certificateholders and the Depositor), that such action is inconsistent with the purpose of the Trust set forth in Section 2.7 or contrary to the terms hereof.

Section 8.14   Accounting and Reports to Certificateholders, Internal Revenue Service and Others.  The Trustee shall (a) maintain the books of the Trust on a calendar year basis on the accrual method of accounting, (b) after the close of each calendar year, deliver to each Certificateholder, as may be required by the Code and applicable Treasury Regulations or otherwise, such information for such year as may be required to enable each Certificateholder to prepare its federal income tax returns, (c) as specifically directed in writing by the Depositor, file such tax returns relating to the Trust and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Trust’s characterization as other than an association taxable as a corporation for federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with Subsection 4.4 with respect to income or distributions to Certificateholders.

Section 8.15   Signature on Returns.  Except as required by law, the Trustee shall sign on behalf of the Trust any and all tax returns of the Trust presented to it by the Depositor in final execution form.

Section 8.16   Grantor Trust Status.  The Trustee shall perform its duties hereunder so as to maintain the status of the Trust as a grantor trust under the Grantor Trust Provisions. The Trustee shall not knowingly take (or cause the Trust to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could adversely affect the status of the Trust as a grantor trust under the Grantor Trust Provisions (any such adverse effect on grantor trust status, an “Adverse Grantor Trust Event”), unless the Trustee has received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust if the Trustee seeks to take such action or to refrain from taking any action for the benefit of the beneficial owners of Certificates) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. In addition, prior to taking any action with respect to the Trust, or causing the Trust to take any action, that is not expressly permitted under the terms of this Agreement, the Trustee shall consult with counsel with respect to whether such action could cause an Adverse Grantor Trust Event to occur. The Trustee shall not have any liability hereunder for any action taken by it in accordance with the written Opinion of Counsel, upon which the Trustee may rely.

ARTICLE IX

TERMINATION

Section 9.1   Termination upon Purchase or Liquidation of All Underlying Securities.  (a)  The respective obligations and responsibilities under this Agreement of the Depositor, the Administrative Agent, if any, and the Trustee (other than the obligations of any such Administrative Agent to provide for and the Trustee to make distributions to Holders of the Certificates of any given Series as hereafter set forth) shall terminate upon the distribution to such Holders of all amounts held in all the Accounts for such Series or by an Administrative Agent, if any, and required to be paid to such Holders pursuant to this Agreement on the Distribution Date coinciding with or following the earlier to occur of (i) if and as provided in the Series Supplement for such Series, the purchase by, and at the sole option of, the Administrative Agent, if any, as provided in the Series Supplement for such Series, of all remaining Underlying Securities for such Series in the Trust for such Series on any Distribution Date, provided that such option may be exercised only if the aggregate principal amount of such Underlying Securities at the time of any such purchase is less than 10% (or such other percentage as may be specified in such Series Supplement) of the aggregate principal amount of all Underlying Securities sold to the Trust with respect to such Series as of the applicable Cut-off Date and (ii) the final payment on or other liquidation (which may include redemption or other purchase thereof by the applicable Underlying Securities Issuer) (or any Advance with respect thereto) of the last Underlying Security remaining in the Trust for such Series or the disposition of all property acquired upon foreclosure or liquidation of any such Underlying Security; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P.  Kennedy, the late ambassador of the United States to the Court of St. James’, living on the date hereof.

(b)   The Administrative Agent shall exercise its option to purchase all the Underlying Securities remaining in the Trust pursuant to clause (i) of Section 9.1(a) not later than 91 days prior to the anticipated date of purchase of all such Underlying Securities, at a price as may be specified in the applicable Series Supplement; provided, however, that such price shall not be less than the then outstanding aggregate principal amount of such Underlying Securities as determined on the date of purchase.  The proceeds of such purchase will be deposited into the Certificate Account and applied in the same manner and priority that collections on Underlying Securities would be applied as provided in the applicable Series Supplement.

(c)   Written notice of any termination shall be provided as set forth in Section 10.5.

(d)   Upon presentation and surrender of the Certificates by the Certificateholders on the Final Scheduled Distribution Date, or the Distribution Date coinciding with or next following the earlier to occur of the occurrences specified in clauses (i) and (ii) of Section 9.1(a), with respect to the applicable Series of Certificates, the Trustee shall distribute to each Holder presenting and surrendering its Certificates (i) the amount otherwise distributable on such Distribution Date in accordance with Section 4.1 in respect of the Certificates so presented and surrendered, if not in connection with the purchase by an Administrative Agent or the Depositor of all the Underlying Securities or (ii) as specified in the applicable Series Supplement, if in connection with an Administrative Agent’s purchase of all the remaining Underlying Securities.  Any funds not distributed on such Distribution Date shall be set aside and held in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner, and shall be disposed of in accordance with this Section 9.1 and Section 4.1 hereof.  Immediately following the deposit of funds in trust hereunder, the Trust for such Series shall terminate.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1   Amendment.  (a)  This Agreement may be amended from time to time by the Depositor and the Trustee without notice to or the consent of any of the Certificateholders for any of the following purposes: (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; (ii) to add or supplement any Credit Support for the benefit of any Certificateholders (provided that if any such addition affects any series or class of Certificateholders differently than any other series or class of Certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of Certificateholders); (iii) to add to the covenants, restrictions or obligations of the Depositor, the Administrative Agent, if any, or the Trustee for the benefit of the Certificateholders; (iv) to add, change or eliminate any other provisions with respect to matters or questions arising under this Agreement, so long as (x) any such amendment described in (i) through (iv) will not, as evidenced by an opinion of counsel, cause the Trust (unless otherwise specified in a related Series Supplement) to fail to qualify as a grantor trust for federal income tax purposes or result in a sale or exchange of any Certificate for tax purposes and (y) the Trustee has received written confirmation from each Rating Agency rating such

Certificates that such amendment will not cause such Rating Agency rating such Certificates to reduce or withdraw the then current rating thereof; (v) to comply with any requirements imposed by the Code; (vi) to evidence and provide for the acceptance of appointment hereunder of a Trustee other than The Bank of New York Mellon, as Trustee for a Series of Certificates, and to add to or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the separate Trusts hereunder by more than one Trustee, pursuant to the requirements of Section 5.1 hereof; (vii) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Certificates of one or more Series or to add or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder; (viii) to provide for the issuance of a new Series of Certificates pursuant to a Series Supplement issued hereunder pursuant to Sections 5.1 and 5.13 hereof; or (ix) at the request of the Depositor, to add or modify provisions as Depositor deems necessary or appropriate for compliance with Regulation AB.

(b)   Without limiting the generality of the foregoing, with respect to any Series this Agreement may also be modified or amended from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates representing the Required Percentage – Amendment of the aggregate Voting Rights of those Certificates to which such modification or amendment relates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that (i) no such amendment shall reduce in any manner the amount of, or defer the timing of, payments received on Underlying Securities which are required to be distributed on any Certificate without the unanimous consent of the Holders of such Certificates, and (ii) this Section 10.1(b) shall not be amended without the unanimous consent of the Holders of all the Certificates of such Series; and provided further that the Depositor shall furnish to the Trustee an Opinion of Counsel (unless otherwise indicated in a related Series Supplement) stating that, in the opinion of such counsel, any such amendment would not affect the characterization of the Trust as a “grantor trust” for federal income tax purposes.  Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 10.1, Certificates registered in the name of the Depositor, or any Affiliate thereof, shall be entitled to Voting Rights with respect to matters affecting such Certificates; and provided further that in the event the Rating Agency Condition is not satisfied with respect to such modification or amendment, the Required Percentage– Amendment shall be increased to require an aggregate percentage of the aggregate Voting Rights in the amount specified in the applicable Series Supplement.

(c)   Promptly after the execution of any such amendment or modification, the Trustee shall furnish a copy of such amendment or modification to each Certificateholder of the affected Series or Class and to the Rating Agency.  It shall not be necessary for the consent of Certificate-holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Section 10.2   Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.3   Limitation on Rights of Certificateholders.  (a)  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the applicable Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

(b)   No Certificateholder of a given Series shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of any Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c)   No Certificateholder of a given Series shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless (i) such Holder previously shall have given to the Trustee a written notice of breach and of the continuance thereof and unless also the Holders of Certificates of such Series evidencing not less than 66 2/3% of the aggregate Voting Rights of such Series shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.  It is understood and agreed that the Trustee shall not be obligated to make any investigation of matters arising under this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any Certificateholders unless such Certificateholders have offered to the Trustee the reasonable indemnity referred to above.  It is further understood and agreed, and expressly covenanted by each Certificateholder of each Series with every other Certificateholder of such Series and the Trustee, that no one or more Holders of Certificates of such Series shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates of such Series, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders of such Series.  For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 10.4   Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely therein without reference to such State’s principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 10.5   Notices.  All directions, demands and notices hereunder shall be in writing and shall be delivered as set forth in the applicable Series Supplement.  Any notice required to be provided to a Holder of a Certificate shall be given by first class mail, postage prepaid, at the last address of such Holder as shown in the Certificate Register.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Agreement sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods.  If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 10.6   Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.7   Notice to Rating Agency.  The Trustee shall use its best efforts promptly to provide notice to the Rating Agency with respect to each of the following of which it has actual knowledge:

(i)   any change or amendment to this Agreement;

(ii)   the occurrence of any Administrative Agent Termination Event;

(iii)     the resignation or termination of an Administrative Agent, if any, or the Trustee;

(iv)     the appointment of a successor Trustee;

(v)   the repurchase or substitution of Underlying Securities, if any, pursuant to Section 2.3;

(vi)     the final payment to Holders of the Certificates of any Class;

(vii)    any change in the location of the Certificate Account; and

(viii)   any event that would result in the inability of the Trustee to make Advances.

 In addition, the Depositor shall promptly furnish to each Rating Agency copies of each report to Certificateholders described in Section 4.2 and the Administrative Agent, if any, or otherwise the Depositor shall promptly furnish to each Rating Agency copies of the following:

(i)   each annual statement as to compliance described in Section 3.15; and

(ii)   each annual independent public accountants’ servicing report described in Section 3.16.

Any such notice pursuant to this Section shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to each Rating Agency at the address specified in the applicable Series Supplement.

Section 10.8   Grant of Security Interest.  It is the express intent of the parties hereto that each conveyance of any Underlying Securities by the Depositor to the Trustee be, and be construed as, a sale of the Underlying Securities by the Depositor and not a pledge of or grant of a security interest in any Underlying Securities by the Depositor to secure a debt or other obligation of the Depositor.  However, in the event that, notwithstanding the aforementioned intent of the parties, any Underlying Securities are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be a pledge of or grant of a security interest in such Underlying Securities by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be a security agreement within the meaning of Article 9 of the New York Uniform Commercial Code; (2) the conveyance provided for in Section 2.1 hereof shall be a grant by the Depositor to the Trustee of, and the Depositor hereby grants to the Trustee, a security interest in all the Depositor’s right, title and interest in and to such Underlying Securities and all proceeds thereof; and (3) the obligations secured by such security agreement shall be all the Depositor’s obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to such Underlying Securities and the applicable Trust.  The Depositor shall direct the Trustee to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Underlying Securities, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such for so long as any of the Underlying Securities remain outstanding.  Without limiting the generality of the foregoing, the Trustee, upon receipt of such direction, shall file, or shall cause to be filed, all filings identified by the Depositor to be necessary to perfect or maintain the perfection or priority of the Trustee’s security interest in the Underlying Securities, including (x) continuation statements and (y) such other statements as may be occasioned by (1) any change of name of the Depositor or the Trustee, or (2) any change of location of the jurisdiction of organization of the Depositor.

Section 10.9   Nonpetition Covenant.  Notwithstanding any prior termination of this Agreement, each of the Trustee (including any co-trustee), the Administrative Agent, if any, (including any Sub-Administrative Agent, Authenticating Agent, Calculation Agent, or Paying Agent) and the Depositor agrees that it shall not, until the date which is one year and one day after the earlier of a Trust Termination Event or the Final Scheduled Distribution Date, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust under a federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or all or any part of the property or assets of the Trust or ordering the winding up or liquidation of the affairs of the Trust.

Section 10.10   No Recourse.  Provided that there exists no default on the Underlying Securities, neither the Trustee (including any Co-Trustee), the Administrative Agent, if any (including any Sub-Administrative Agent, Authenticating Agent, Calculation Agent, or Paying Agent) shall have any recourse to the Underlying Securities, except as specifically provided in the related Series Supplement.  The Depositor shall not have any recourse to the Underlying Securities.

Section 10.11   Article and Section References.  All Article and Section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

Section 10.12      Conflict with Trust Indenture Act.

(a)   If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Agreement by any of the provisions of the TIA, such required provision shall control.

(b)   The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Agreement) are a part of and govern this Agreement, whether or not physically contained herein.

Section 10.13   Waiver of Jury Trial.

EACH OF THE DEPOSITOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE CERTIFICATES OR THE TRANSACTION CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the Depositor and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

FIXED INCOME CLIENT SOLUTIONS LLC,
as Depositor

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Name:
Title:

[Signature Page to Trust Agreement
(Fixed Income Trust For Goldman Sachs Subordinated Notes, Series 2011-1)]

EXHIBIT A

RELEVANT SERVICING CRITERIA

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the applicable Reporting Servicer and shall address, at a minimum, the criteria identified below as applicable to each Reporting Servicer:

SERVICING CRITERIA
Reference	Criteria	Reporting Servicer
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Exh. A-1

SERVICING CRITERIA
Reference	Criteria	Reporting Servicer
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Reporting Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the pool asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The Reporting Servicer’s records regarding the pool assets agree with the Reporting Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

Exh. A-2

SERVICING CRITERIA
Reference	Criteria	Reporting Servicer
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF TRUSTEE]

Date:

By:

Name:

Title:

Exh. A-3

EXHIBIT B

FORM OF ANNUAL CERTIFICATION

Re:	The trust agreement dated as of October 14, 2011 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), between Fixed Income Client Solutions LLC and The Bank of New York Mellon

I, ________________________________, the _______________________ of [NAME OF COMPANY] (the “Company”), certify to Fixed Income Client Solutions LLC (the “Depositor”) and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1)           I have reviewed the report on assessment of the Company’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”) that were delivered by the Company to the Depositor pursuant to the Agreement (collectively, the “Company Information”);

(2)           To the best of my knowledge, the Servicing Assessment, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Assessment; and

(3)           To the best of my knowledge, all of the Company Information required to be provided by the Company under the Agreement has been provided to the Depositor.

Date:

By:
Name:
Title:

Exh. B-1